UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB - 2/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          Post-Effective: Amendment No. 1
                          --------------------------------


                  Universal Healthcare Management Systems Inc.
     -----------------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)


                 Florida                8069, 8011             01-0626963
      ------------------------------- --------------------------- --------
          (State or other jurisdiction (Primary and Industrial (I.R.S.
            of incorporation or    classification code number) Employer
              organization                                   Identification
                                                                  No.)
                ------------------------------------------------
               3801 North University Drive, Suite 317, Sunrise, FL 33351
     -----------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code,)
              of Registrant's principal executive offices)
                 ----------------------------------------------

                                Marvin N. Winick,
                                14 Pico Crescent
                           Thornhill, Ontario L4J 8P4
                                 (905) 731-0189
     -----------------------------------------------------------------------
     (Name and address, including zip code, and telephone number, including area code, of agent for service)

     Approximate date of proposed sale to public: As soon as applicable after this post-effective registration statement becomes effective.

     If any of these securities being registered on this Form are to be Offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [ x ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration Statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                 MAXIMUM
                                   MAXIMUM     OFFERING PRICE   AMOUNT OF
TITLE OF EACH CLASS OF           AMOUNT TO BE     PER          REGISTRATION
SECURITIES TO BE REGISTERED       REGISTERED     SECURITY          FEE(1)

Common stock                    5,000,000         $ 6.50          $ 4,127.50

     (1) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement Shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

       Subject to completion dated
     Information contained herein is subject to completion or amendment. A registration statement as contained herein relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                   PROSPECTUS




                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS INC.


                             5,000,000 COMMON SHARES

                                $ 6.50 PER SHARE

     Universal Healthcare Management Systems Inc.(the Company) is a start-up company organized in the State of Florida to commence the acquisition of existing health care centers specifically aimed at the areas of cancer treatment and wellness treatment as it relates to these cancer patients. The methods and plan of operation are as described below.

     This is a best efforts offering with no minimum offering amount. Our stock is listed on the Over the Counter Bulletin Board (OTCC:BB) of the Nasdaq stock exchange trading under the symbol UHMG. The Company is offering up to 5,000,000 shares for sale.

     The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days in our sole discretion.

     At such time that management determines that the offering should be terminated and the maximum number of shares has not been sold, the Company will file a post-effective registration statement.


         -----------------------------------------------------
     Your investment in our securities involves a high degree of risk. Before investing in our securities, you should consider carefully the risks Described under "Risk Factors" beginning of page 8.
         ------------------------------------------------------

THE OFFERING




The offering                  Per Share             Total

Public offering price         $ 6.50            $ 32,500,000

Costs of issue                $ 0.85               4,250,000
                               -----              ----------

Net Proceeds                  $ 5.65            $ 28,250,000
                              ======              ==========


     This is not an all or nothing offering and the sale of the securities may be terminated by management if in its discretion the amount raised is sufficient to commence operations and use the profits generated as anticipated from its cash flow projections to continue meeting its business objectives.

     Our common stock is listed on the NASDAQ stock market more specifically on the OTCBB.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 4, 2004.

PART I  - PROSPECTUS INFORMATION
                                                                      PAGE

1. Front Cover Page of Prospectus                                       2
2. Inside Front and Outside Back Cover Pages of Prospectus              3
3. Summary                                                              4
Prospectus Summary......................................................6

Risk Factors............................................................8

Use of Proceeds.............................. .....................     9

Capitalization.........................................................10

Determination of Offering Price............................... ........10

Dividend Policy............................  ......................... 10

Dilution...............................................................10

Selling Securities Holders.............................................11

Plan of Distribution                                                   12

Legal Proceedings......................................................13

Directors, Executive Officers, Promoters, and Control Persons..........13

Security Ownership of Management and Certain Beneficial Owners.........16

Description of Securities..............................................17

Interest in Named Experts and Counsel..................................17

Disclosure of Commission Position of Indemnification for Securities
 Act Liabilities.......................................................17

Organization Within the Last Five Years                                17

Description of Business................................................17

Management's Discussion and Analysis of Financial Condition and
                Plan of Operation    ..................................24

Description of Property................................................27

Certain Relationships and Related Transactions.........................27

Market For Common Equity and Related Stock Matters..             ......28

Executive Compensation                                                 28

Financial Statements                                                   29

Changes In and Disagreements With Accountants on Accounting
   And Financial Disclosure                                            49

Indemnification of Directors and Officers..............................49

Recent Sales of Unregistered Securities.........................       50

Undertaking............................................................51

Exhibits and Signatures................................................52

                                  PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS OR IN DOCUMENTS REFERRED TO IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE INVESTING IN OUR SECURITIES, INCLUDING THE "RISK FACTORS", "BUSINESS" AND SELECTED FINANCIAL DATA" SECTIONS.

                     Universal Healthcare Management Systems Inc.

     The Company was formed with the contemplated purpose to raise funds in the public market in order to acquire existing medical centers or acquire real estate for the purpose of building medical centers geared to cancer patients and the care of these cancer patients

                                     SUMMARY OF OFFERING

Common stock outstanding prior to this offering.................... 4,478,713


Securities offered by us in this offering....5,000,000 shares of common stock

Common stock to be issued and outstanding after this
                      offering...............9,478,713 shares of common stock

Use of proceeds...................................    We intend to use the
                                                      net proceeds of this
                                                      offering to acquire
                                                      cancer care centers


Trading symbols...................................... UHMG











SUMMARY FINANCIAL INFORMATION

     The following is a summary of our financial information and is qualified in its entirety by our audited financial statements for the year ended June 30, 2003 and our unaudited financial statements dated September 30, 2003.



                                        From Inception      From Inception
                                       to June 30, 2003    to September 30,
                                                                2003
                                          (Audited)         (Unaudited)
                                     ---------------------------------------
Statement of Income Data:
Net Sales                                  $          0     $          0
Net profit (Loss)                          $ (1,785,925)    $   (1,927,371)
Net Loss Per Share                         $      (0.40)    $        (0.43)
Shares Outstanding                            4,440,466          4,478,713




                                                As of             As of
                                           June 30, 2003   September 30, 2003
                                            (Audited)          (Unaudited)
                                     -----------------        --------------
Balance Sheet Data

Cash                                       $     50,893        $      15,730
Working Capital                            $    203,115              158,333
Total Assets                               $    236,481              237,453
Long Term Debt                             $          0                    0
Total Liabilities                          $      7,563               45,430
Total Shareholders' Equity                 $    228,918              192,023

                                  RISK FACTORS

         No Assurance of Profitability

     To date, the Company has losses. The Company does not anticipate any significant revenues in the near future. With the acquisition of Universal Healthcare Management Systems, Inc. ("Universal"), The Company's ability to successfully implement its business plan is dependent on the completion of this Offering. There can be no assurance that the Company will be able to develop into a successful or profitable business.

Possible Need for Additional Financing.

     The Company intends to fund its operations and other capital needs for the next 12 months substantially from existing funds raised and the proceeds of this Offering, but there can be no assurance that such funds will be sufficient for these purposes. The Company may require additional amounts of capital for its future expansion, operating costs and working capital.

Dependence on Management

     The Company's success is principally dependent on its current management personnel for the operation of its business. The loss of their services might significantly delay or prevent the achievement of development or strategic objectives. Our success depends on our ability to retain key employees and to attract additional qualified employees. We cannot assure you that we will be able to retain existing personnel or attract and retain additional highly qualified employees in the future.

Broad Discretion in Application of Proceeds.

     The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this Offering, in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof. None of the funds received from this offering will be escrowed and thus will be immediately available to the Company.

Limited Market for Our Securities

     Our securities are traded on the OTC and there has been practically no sales volume since our shares became publicly traded. No assurance can be given that a more active market will develop. No assurance can be given that the price of shares offered herein will be sold at the price per share offered herein. Accordingly, purchasers of the shares offered herein may find their investment highly illiquid.

Risks Concerning our Offering

Our Stock Price May Flucuate After This Offering

     We cannot guarantee that you will be able to resell the shares of our Common Stock at or above your purchase, exercise or conversion price. The market price our common stock may flucuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

    - quarterly variations in operating results;
    - the progress or perceived progress of our research, development and marketing efforts;
    - changes in accounting treatments or principles;
    - additions or departures of key personnel;
    - future public and private offerings or resale of our common stock or other securities;
    - stock market price and volume flucuations of publicly-traded companies in general and development companies in particular; and
    - general political, economic and market conditions.

Possible Dilution of the Shares Offered

     There are relatively few restrictions on the resale of our common stock being offered and a large number of shares of common stock will become eligible for public sale. Sales of substantial amounts of these shares in the public market, or the perception that such sales could occur, could cause the market price for our common stock to fall. Additional offerings may have to be made in the future to meet additional cash flow needs with such offerings including warrants for issuance of additional common stock, further diluting the common stock outstanding. These warrants if exercised will most likely require that we register their shares for resale. Even when shares are not registered for resale, the rules of the Securities and Exchange Commission permit a holder who has held shares for one year to sell the stock into the public market subject, in some cases, to volume and other limitations. A person who has held shares for two years can generally sell without limitation.

Projections.

     The financial projections that the Company may prepare from time to time are unaudited and are based upon assumptions made by management concerning future events and circumstances. Projections are only indications of what may happen under certain circumstances as described in the assumptions thereto. Some assumptions inevitably will not materialize and unanticipated events and circumstances may occur which will materially effect these projections. However, the Company has no prior operating history from which to extrapolate regarding possible future operations. THESE PROJECTIONS MAY VARY SIGNIFICANTLY FROM ACTUAL RESULTS AND NO INVESTMENT DECISION SHOULD BE BASED THEREON UPON THESE PROJECTIONS.

WARNING ABOUT FORWARD-LOOKING STATEMENTS

     This prospectus and the documents referred to in this prospectus contain "forward-looking statements."

     Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan or estimate. For example, our forward-looking statements may include statements regarding:
     - our growth plans, including our plans to acquire an operating business entity;

     - the possible effect of inflation and other economic changes on our costs, and profitability, including the possible effect of future changes in operating costs and capital expenditures;

     - our cash needs, including our ability to fund our proposed capital expenditures and working capital requirements;

     - this being a start-up situation, the timing of cash requirements and the expected projected profitability;

     - our expectations regarding competition

     For a discussion of the risks, uncertainties, and assumptions that could affect our future events, developments or results, you should carefully Review "Risk Factors". In light of these risks, uncertainties and assumptions, The future events, developments or results described by our forward-looking statements in this prospectus or in the documents referred in this prospectus could turn to be materially different from those we discuss or imply. We have no obligation to publicly update or revise our forward-looking statements after the date on the front cover of this prospectus and you should not expect us to do so.

USE OF PROCEEDS


     We estimate that we will receive net proceeds of approximately $28,250,000 from our sale of 5,000,000 shares offered by us. This estimate is based on an offering price of $6.50 per share of common stock and after deducting estimated issue costs and other estimated offering expenses payable by us of $ 4,250,000. We expect to use the net proceeds of this offering for the following purposes:



                                                Amount         Percentage
    Acquisitions                             $ 25,000,000      88.5%
    Preapid equipment lease costs               1,750,000       6.2%
    Working capital and general corporate
                purposes                        1,500,000       5.3%
                                               ----------      -----

         Total                               $ 28,250,000     100.0%
                                               ==========     ======

         Working capital and general corporate purposes including the following:
-        hiring of additional personnel
-        enhancing support and management systems
-        funding short term losses
-        setting up of office environment for corporate headquarters
-        payment of staff
-        acquisition of office, computer and telecommunication equipment.

     On the assumption that we will proceed with our original business objectives, then we will expect the net proceeds from this offering, together with the future expected cash flows from operations, will be sufficient to fund our operations and capital requirements for at least 12 months following the consummation of this offering.

     We may be required to seek additional sources of capital sooner if:

     - operating assumptions change or prove to be inaccurate; or

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2003

                                                September 30, 2003
                                               -------------------

Long term debt                                      $       0

Stockholders' equity
Common stock, $ 0.001 par value, authorized
100,000,000, issued - 4,478,713                         4,478

Additional paid-in capital                          2,114,916

Deficit accumulated during the development
Stage                                              (1,927,371)
                                                      -------

Total stockholders' equity                            192,023
                                                      -------

Total Capitalization                                $ 192,023
                                                      =======

DETERMINATION OF OFFERING PRICE

     The offering price is purely arbitrary, the Company is a development stage company with no discernable operations at this time. The shares are listed on the OTCC:BB and trading, volume has been extremely small. Through this registration statement the Company wishes to raise funds in order to meet its business objectives. As result of this registration statement and the resultant raising of funds, the share price of the Company will most likely change. The factors determining such price will depend on whether the Company can meet its business objectives and ultimately continue operations as a going concern.

DIVIDEND POLICY

     Holders of the Company's Common Stock are entitled to dividends when, as and if declared by the Board of Directors, out of funds legally available therefore. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

DILUTION

     The dilution between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value(total tangible assets less total liabilities) by the number of shares of common stock outstanding.

     Our net tangible book value as of September 30, 2003 was $ 192,023 Our net tangible book value per share was $0.04. The public offering per share is $6.50 and the net proceeds will be $ 5.65 per share or $ 28,250,000 assuming that the maximum amount of shares(5,000,000) offered at this time are sold. The pro forma net tangible book value after the offering will be $ 28,442,023. The pro forma net tangible book value per share after the offering will be $ 3.00 per share. Therefore the shares purchased by investors assuming all shares of this offering will be sold will be diluted by $ 3.50 or 53.8%. As of September 30, 2003, there were 4,478,713 shares of our common stock outstanding. Dilution represents the difference between the public offering price and the net pro forma tangible book value per share immediately following the completion of the public offering.

     The following is a summary of the net tangible book value and net tangible book value per share taking into account that the Company only raises amounts that are less than the maximum available for this offering statement using the number of shares outstanding as of September 30, 2003.

Percentage Raised          10%        15%       25%         50%        75%
-------------------------------------------------------------------------------
Net sales price per
        share             $ 5.65      $ 5.65     $ 5.65    $ 5.65        $5.65

Number of shares
  sold                   500,000     750,000  1,250,000  2,500,000   3,750,000

Proforma number of
  shares outstanding   4,978,713   5,228,713  5,728,713  6,978,713   8,228,713

Net amount raised     $2,825,000  $4,237,500 $7,062,500$14,125,000 $21,187,500

Proforma net tangible
  book value          $3,017,023  $4,429,523 $7,254,523$14,317,023 $21,379,523

Proforma net tangible
 book value per share     $ 0.61      $ 0.85     $ 1.27     $ 2.05      $ 2.60

Amount of dilution        $ 5.89      $ 5.65     $ 5.23     $ 4.45      $ 3.90

Percentage of dilution      90.6%       86.9%      80.5%      68.4%       60.0%

     The table below sets forth, as of the date of the prospectus, the percentage of our common stock to be purchased by the public investors compared to the percentage of our common stock to be owned by the present stockholders, and the comparative amounts paid for shares by the public investors as compared to the total consideration paid by our present stockholders based on the maximum amount raised.

                                   Approximate                 Approximate
                                    Percentage   Maximum       Percentage
                     Shares       Total Shares   Net Total        Total
    Stockholder    Purchased      Outstanding   Consideration Consideration
   -------------------------------------------------------------------------

New Investors      5,000,000         52.7%       $ 28,250,000        93.0%

Existing
  Stockholders     4,478,713         47.3%       $  2,119,394         7.0%

     We have sold a total of 1,812,778 to the founders, officers and directors for expenses, services rendered on behalf of the Company and for cash. These shares are not being registered.

     A total of 1,061,000 of the remaining stock has been previously registered by selling security holders who are not affiliated with the Company or its officers and/or directors, leaving a balance of 2,052,702 shares that are not being registered at this time by other shareholders.


SELLING SECURITY HOLDERS

None

PLAN OF DISTRIBUTION

     This is a self-underwritten offering. We offer the right to subscribe for 5,000,000 shares at $ 6.50 per share. This offering may close before the entire offering amount is sold at the discretion of management which may require that we file an amended registration statement to disclose this fact. We will not pay any compensation to any person for the offer and sale of the shares.

     The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days in our sole discretion.

     Mr. Nickel, our Secretary/Treasurer as noted below will be conducting the sale of 5,000,000 shares offered by the Company.

     Mr. Nickel shall conduct the share offering in relation to the 5,000,000 shares. He plans to distribute prospectuses related to this offering. We estimate that we will distribute approximately 100 prospectuses to acquaintances, friends and business associates.

     Although Mr. Nickel is an "associated person" as that term is defined in Rule 3a4-1 under the Securities Exchange Act, he will not be deemed to be a broker because:

     - he will not be subject to a statutory disqualification as that term is defined in Section 3(a) of the Securities Exchange Act at the time of the sale of the securities;

     he will not be compensated in connection with the sale of our shares;

     he will not be an associated person of a broker or dealer at the time of his participation in the sale of the securities; and

     he shall restrict his participation to the following activities:

     preparing written communications or delivering them through the mails or other means that does not involve his oral solicitation of a potential purchaser;

     In order to comply with the securities laws of certain state if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption for such registration or qualification requirement is available and complied with. Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation paid commissions, discounts, or concessions from the selling shareholder and/or purchasers of the common stock from whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commission rates. Mr. Nickel may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended. Any broker-dealers who may act in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of The shares may be deemed to be underwriting discounts and commissions under the Securities Act. The Company or Mr. Nickel cannot presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Mr. Nickel, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. At a time when this particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers any compensation, and any other required information. We will pay all of the expenses incident to the registration, offering and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers or agents. The Company has also agreed to indemnify Mr. Nickel and any directors against specified liabilities including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company, we have advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

     We have advised Mr. Nickel that while he is engaged in a distribution of the shares included in this prospectus he is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes Mr. Nickel, any directors, officers, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize The price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.
     Broker dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers such shares and commissions as described above.

     LEGAL PROCEEDINGS

     On January 27, 2004, the Company filed a law suit in the Circuit Court of Broward County, Florida against Mirador Consulting, Inc.("Mirador") a Boca Raton, Florida public/investors relations firm, alleging breach of contract by not fulfilling any of its obligations.
     The Company is seeking the return of twelve monthly fee payments totaling $ 48,000 plus the return of 50,000 common shares of stock that was given to Mirador, plus other monetary damages.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
     The Board of Directors of the Company is currently composed of eight (8) members, each of whom serves for a term of three years.

Name                                Age  Position                     Term
---------------------------------- ----- -------------------------- ----------
Edward R. Annis, M.D.               89   Director, Physician Relations  9/05
---------------------------------- ----- -------------------------- ----------
---------------------------------- ----- -------------------------- ----------
E. Mark Haacke, Ph.D.               51   Director, Diagnostics & Imaging
                                         Development                   9/05
---------------------------------- ----- -------------------------- ----------
---------------------------------- ----- -------------------------- ----------
Daniel K. Kido, MD                  63   Director, Diagnostics & Imaging
                                         Development                   9/04
---------------------------------- ----- -------------------------- ----------
---------------------------------- ----- -------------------------- ----------
Kenneth N. Hankin                   59   Director, Chairman, CEO,
                                         President                     9/03
---------------------------------- ----- -------------------------- --------
---------------------------------- ----- -------------------------- ----------
Ardie R. Nickel                     72   Director, Scientific & Medical
                                         Development, Secretary        9/03
---------------------------------- ----- -------------------------- ----------
---------------------------------- ----- -------------------------- ----------
Arthur T. Porter MD, MBA            46    Director, Hospital Relations 9/04
---------------------------------- ----- -------------------------- ----------
---------------------------------- ----- -------------------------- ----------
Susan F. Reynolds MD, PH.D.         53   Director, Human Resources
                                         & Integrative Medicine        9/04
---------------------------------- ----- -------------------------- ----------
---------------------------------- ----- -------------------------- ----------
William J. Walker, Jr., Ph.D.       65   Director, Physics &
                                         Treatment Planning            9/05
---------------------------------- ----- -------------------------- ----------
     Every year,  one-third of the board  members are up for election to serve a
3-year term.

     The first annual meeting of the shareholders is expected to take place in late fall of 2003. At that meeting one-third of the directors will be up for election. Each director shall serve a three-year term, with only one-third of the directors being up for election at each annual shareholders meeting.

     The Company has not compensated its directors for service on the Board of Directors or any committee thereof. As of the date hereof, no director has accrued any expenses or compensation. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. The Company does not have any standing committees at this time.

     No director, or officer, or promoter of the Company has, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject of any order, judgment or decree involving the violation of any state or federal securities laws.

     The business experience of the persons listed above during the past five years are as follows:

     EDWARD R. ANNIS, M.D. currently serves as the Director of Physician Relations for the company. From 1977 until now, he has been appointed chairman of the Florida Medical Associations Speakers Bureau. For the past 5 years, he has served as an advisor to Cleveland Clinics. He is a world-renowned general surgeon and former president of the American Medical Association and the World Medical Association. Dr. Annis received his medical degree from Marquette University in Milwaukee, Wisconsin.

     E. MARK HAACKE, Ph.D. was a professor in the Department of Radiology and Electrical Engineering at the Mallinckrodt Institute of Radiology at Washington University from August 1993 to 1999 and has served as the director of The Magnetic Resonance Imaging Institute for Biomedical Research in St. Louis, Missouri from July 1999 to the present. He is a research scientist, professor, lecturer, author and educator that has received in excess of $6 million for more than 30 different grants and has authored and coauthored over 125 Referenced Publications, 2 Books, Chaired and Organized numerous International Conferences, given 67 Invited Talks and Chaired Sessions, authored 252 Conference Abstracts, and has educated over 50 people in the field of MRI. Dr. Haacke is a life member of the Society of Exploration Geophysicists and the American Physical Society and is currently an associate editor of Magnetic Resonance Imaging, associate editor of Journal of Magnetic Resonance Imaging, and editorial board member of the Journal of Magnetic Resonance. He received a Bachelor of Science degree from the University of Toronto in mathematics and physics, his Masters of Science degree from the University of Toronto in Theoretical Physics, and his Ph.D. from the University of Toronto in Theoretical High-Energy Physics. His Doctoral Thesis was on SU(4) and Higher Symmetries in Inclusive Lepton-Hadron Scattering. He is also fluent in the French and German languages.

     KENNETH N. HANKIN currently serves as President, Chairman of the Board and CEO for the company. In early 1999 he was an independent contractor hired by Radiation Centers of America, Inc. and in 2000 became employed as the Chief Operating Officer and Executive Vice-President for them of and all of their subsidiaries. Prior to that he served as President and CEO of Global Marketing from 1990 to 1999. Mr. Hankin served as an officer of the Institute of Electrical and Electronics Engineers, President of the Mineralogical and Lapidary Guild, member of the Zoological Society, the International Bonsai Society and the International Oceanographic Foundation. He attended the University of Florida and is degreed as a Bachelor of Science in Electrical Engineering from the University of Miami. He furthered his education at Georgetown University and George Washington University while he was with the Department of Defense in Washington, D.C. and also holds degrees in Mathematics, Oceanography, Marine Biology and a Masters in Business Administration.

     DANIEL K. KIDO, M.D. has been a Professor of Radiology at the Loma Linda University School of Medicine and the Chief of the Neuroradiology Section at the Loma Linda University Medical Center in California from 2000 to the present time and is responsible for the performance, supervision, and consultation for neuroangiograms, myelograms, computed tomograms and magnetic resonance scans. Prior to this he held the same positions from 1991 to 2000 at the Washington University School of Medicine in St. Louis. He received a Bachelor of Arts degree from Pacific Union College in Angwin, CA; his M.D. from Loma Linda University, Loma Linda, CA; and was a Rotating Intern at the Los Angeles County-USC Medical Center, Los Angeles, CA. Dr. Kido has more than 30 university and hospital appointments, and has chaired and served on several committees. He has received in excess of $7 million for more than 25 different Grants. He is a Fellow in American College of Radiology and is Certified by the American Board of Radiology. Editorially, he reviews or edits 8 prestigious medical journals. Professionally, Dr. Kido is a member of the Radiological Society of North America, Association of University Radiologists, American College of Radiology, American Society of Neuroradiology, Society of Magnetic Resonance, Society of Medical Decision Making, and the American Medical Association. He has published 85 Articles in Peer Reviewed Journals, submitted 2 Articles for publication to Science Reports, authored or coauthored 12 books and/or chapters, arranged more than 15 Scientific Exhibits at the Annual Meetings of various medical Associations and Societies, authored or coauthored 89 Abstracts for numerous medical organizations and universities, has 32 Major Invited Professorships and Lectureships ranging from the Harvard Medical School and other Universities to Sterling-Winthrop and other organizations, and conducted 76 Presentations to countless numbers of medical Associations and Societies.
     ARDIE R. NICKEL currently serves as Secretary, Vice-Chairman and as the Director of Scientific and Medical Development for the company and has been involved in the founding of the company since 2000. From late 1997 to late 1999 Mr. Nickel was the Chairman of the Board and CEO of Radiation Centers of America, Inc. and its subsidiaries and has been active in business development for several major products in the medical diagnostic imaging field. From 1996 to early 1998 he served as a consultant in diagnostic imaging development for Bracco Diagnostic, Inc., New Jersey. Mr. Nickel received his Bachelor of Science degree in 1958 in Radiologic Science from St. Louis University in St. Louis, Missouri.

     ARTHUR T. PORTER, M.D., M.B.A. has served as the President and CEO of the Detroit Medical Centers from May 1999 to the present time, a $1.6 billion health system with more than 14,000 employees, 3,000 physician organizations, eight hospitals, 100 ambulatory sites and a health plan; all of which were losing $100 million annually when he took over, but was brought within budget in less than 2 years. From 1991 to 1999 he was Radiation Oncologist-in-Chief at the Detroit Medical Center, President and CEO of Radiation Oncology Research and Development Center, and Chief of the Gershenson Radiation Oncology Center at Harper Hospital. After attending the University of Sierra Leone, he transferred to Cambridge University in England, where he received his B.A. in anatomy, M.A. in natural sciences and his Medical Degree. Dr. Porter earned his M.B.A. from the University of Tennessee and Certificates in Medical Management from Harvard University and the University of Toronto. He is President of University Radiation Oncology Physicians, P.C.; was the Director of Clinical Care at the Karmanos Cancer Institute from 1995-98; Chairman of Radiation Oncology at Grace Hospital from 1993-99; Physician in Chief and President of DMC Crittenton Health Services from 1996-99; and led the departments of radiation oncology at Victoria Hospital Corporation and London Regional Cancer Center in Ontario. He received Certifications as Diplomate in Medical Oncology and Radiotherapy from the Royal College of Radiologists in England, Specialist in Radiation Oncology from the Royal College of Physicians and Surgeons in Canada, and Diplomate in Health Care Administration from the American Academy of Medicine Administrators. His name has been included in the Best Doctors in America for the past 10 years, Physicians Recognition Award of the American Medical Association, Best Doctors in the Midwest, Who's Who in Science and Technology, Who's Who in Medicine, Who's Who in America, Marquis Who's Who, International Who's Who in Medicine, Life Fellow of the International Biographical Association, Commendation of the City of Detroit, Commendation of Wayne County, Commendation of the State of Michigan, and Michigander of the Year. He is a member the Royal College of Radiologists (England), European Society for Therapeutic Radiation Oncology, American Medical Association, National Cancer Institute, and American Hospital Association. Dr. Porter was president of the American Brachytherapy Society, American Cancer Society, American College of Oncology Administrators, and President and Chairman of the Board of Chancellors of the American College of Radiation Oncology; and is currently on the Board of Scientific Counselors of the National Cancer Institute (USA). He is a Fellow of the Royal Society of Medicine, Royal College of Physicians & Surgeons of Canada, American College of Angiology, Detroit Academy of Medicine, American Academy of Medical Administrators, American College of Radiation Oncology, and the American College of Radiology. Dr. Porter is on the Editorial Board of 14 scientific journals and has to his credit more than 300 scholarly works in peer-reviewed journals, chapters in books and in proceedings of conferences, and has received numerous awards from several organizations. He has received almost $4 million for several Grants. In September 2001, President G. W. Bush appointed Dr. Porter to a Presidential commission to review the health care provided by the Department of Defense and the V.A. organizations. In December 2001 Mayor-Elect Kilpatrick appointed Dr. Porter to his transition team and to chair his health care task force.

     SUSAN F. REYNOLDS, M.D., Ph.D. has served as the Managing Partner of the Los Angeles based Executive Search firm, Susan Reynolds and Associates, from 1998 to the present time, catering to the medical industry by providing leadership and management consulting, along with executive coaching and career transition counseling. From 1993 to 1998 she was a keynote speaker on health care reform for the Nationwide Speakers' Bureau; President of Health Care Reform Consultants, preparing a presidential briefing book for the president called "Building a Healthy America", which outlined an alternate strategy for national health care reform; founded and led the Physician Executive Practice at Heidrick & Struggles, and was a Managing Director for Russell Reynolds Associates. She graduated Valedictorian and Magna Cum Laude from Springside School in Philadelphia and graduated from Vassar College in Poughkeepsie, NY with an A.B., Cum Laude Generali et Cum Laude in Materia Subjecta, in Chemistry with a Distinction in Biochemistry. Her education was furthered at the UCLA Medical Center in Los Angeles, CA, where she received a Ph.D. in Biological Chemistry and an M.D.; completed her Internship in Internal Medicine and Residency in Internal Medicine with specialization in Critical Care Medicine, followed by a Fellowship in Cardiology with specialization in Critical Care Medicine and Administrative Medicine. Dr. Reynolds was appointed by the President to serve on the Transition Team Task Group on Health Care Delivery and created the "Smart" Card. From 1994 to 1998 she was academically appointed to the UCLA School of Medicine, Assistant Clinical Professor, Department of Internal Medicine, Emergency Medicine Division. She received Honors such as the Woman of the Year, California's 44th Assembly District; American Medical Women's Association, Community Service Award for California; Distinguished Alumna, Springside School, Philadelphia; Malibu Times Citizen of the Year; Los Angeles County Distinguished Service Award; Distinguished Citizen Award, County of Los Angeles for founding the Malibu Emergency Room; Emil Bogen Research Prize, UCLA School of Medicine; and Phi Beta Kappa, Vassar College. She is a member of the board of directors of the Academy for Guided Imagery, American Medical Women's Association, California Medical Association, Los Angeles County Medical Association, California Chapter of the American College of Emergency Physicians, and has been a member of the board of directors of A Call to Serve (ACTS) International, the Los Angeles

Pediatric and Family Medical Center, American College of Emergency Physicians, President of the American Association of Women Emergency Physicians, California State Director and Western Regional Governor of the American Medical Women's Association, President of the Malibu Chamber of Commerce, and President of the Malibu Rotary Club. She is licensed as a Diplomate, American Board of Internal Medicine. Dr. Reynolds has given more than 45 Public Speaking Engagements, produced 7 large organized conferences in which she participated as a speaker, and has authored and coauthored at least 20 Referenced Publications. Her soon to be published book is entitled "Leading From Inside-Out: A Mind-Body-Spirit Approach to Leadership Development and Organizational Transformation, which may be formatted into a PBS special later this year.

     WILLIAM J. WALKER, JR., Ph.D. has been the President and CEO of Comprehensive Physics and Regulatory Services, Ltd. from 1995 to the present time, overseeing a staff of 18 professional medical physicists, dosimetrists and service personnel, and is responsible for corporate programs to provide quality medical radiation therapy physics and state-of-the-art treatment planning services to over 20 free-standing radiation therapy centers located in eastern United States, treating around 450 cancer patients daily. He was the Director of Physics for EquiMed, Inc. administering the Radiological Physics, Regulatory Affairs, Radiation Safety and National Service programs from 1994 to 1998; and served as a consultant to the U.S. Nuclear Regulatory Commission in Washington, D.C., a senior consultant to the Institute for Radiological Imaging Sciences in Germantown, MD, and Consulting Radiological Physicist to Sacred Heart Hospital in Allentown, PA. Professionally, he served as the Secretary/Treasurer, then President of the Mid-Atlantic Chapter of the American Association of Physicists in Medicine; on the Certification Exam Panel of the American Board of Health Physics; is a Member of the Visiting Committee for the Department of Nuclear and Radiological Engineering at the University of Florida; and has served on several Committees of the American College of Nuclear Physicians, including the Nuclear Medicine Science Committee, the Standardization of Nuclear Medicine Instrumentation Committee, Government Affairs Committee, Equipment Specifications and Performance Committee, and Subcommittee on Nuclear Medicine Technology. He is a member of the Health Physics Society, American Association of Physicists in Medicine, Society of Sigma XI, Lions Club International, and was Chairman of the board of directors of the Profound Paralysis Foundation. Doctor Walker received his Ph.D. in Radiological Physics from the University of Florida, his Master of Science in Radiation Biophysics from the University of Kansas, and a Bachelor of Science in Civil Engineering from the Virginia Military Institute. He is a Certified Health Physicist from the American Board of Health Physics, a Registered Professional Civil and Sanitary Engineer, a Licensed Therapeutic Radiological Physicist in the State of Florida, a Qualified Expert for Diagnostic and Therapeutical X-ray Inspection in the State of Virginia, and a Qualified Expert as a Radiation Machine Inspector in the State of Maryland. To his credit, he has authored and coauthored 18 publications.

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (hereinafter referred to as the "Commission") initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership, of Common Stock and other equity securities of the Company on Forms 3, 4, and 5, respectively. executive officers, directors and greater than 10% shareholders are required by commission regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, all officers and directors comprising all of the Company's executive officers, directors and greater than 10% beneficial owners of its common stock, will comply with Section 16(a) filing requirements applicable to them before the end of the Company's current fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, to the best knowledge of the Company as of September 30, 2003, with respect to each person known by the Company to own beneficially more than 5% of the Company's outstanding common stock, each director of the Company and all directors and officers of the Company as a group.

NAME AND ADDRESS OF        Position            AMOUNT AND NATURE OF  PERCENT OF
BENEFICIAL OWNER                              BENEFICIAL OWNERSHIP   OWNERSHIP
Edward R. Annis, M.D .... Director               41,667    common       0.9%
422 N. E. 93rd Street
Miami Shores, FL 33138

E. Mark Haacke, Ph.D ....  Director              35,000    common       0.7%
609 Winchester Crescent
Sarnia, Ontario N7S 4R1

Kenneth N. Hankin ........ Director/Officer   1,500,000*   common      30.4%
14614 S.W. 174 Terrace
Miami, FL 33177
                                       16

Dr. Daniel K. Kido ....... Director              36,111    common       0.7%
6176 Canyon Estates Court
Riverside, CA 92506

Ardie R. Nickel .......... Director/Officer     125,000    common       2.5%
1660 N. W. 94 Avenue
Plantation, FL 33322

Dr. Arthur T. Porter ..... Director              25,000    common       0.5%
12251 Jacoby Road
Milford, MI 48380

Dr. Susan F. Reynolds PhD .Director              25,000    common       0.5%
652 Jacon Way
Pacific Palisades, CA 90272

William J. Walker, Jr PhD  Director              25,000    common       0.5%
11928 Ropp Lane
Lovettsville, VA 20180

All Directors and Executive
Officers as a Group (8 people)                1,812,778    common      36.7%

         *Includes shares owned by spouse

DESCRIPTION OF SECURITIES

 Common  Stock

     The Company is authorized to issue 100,000,000 shares of common stock, par value $.001, of which 4,478,713 shares are issued and outstanding as of the September 30, 2003 hereof. All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of Common Stock entitles the holder thereof to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefore; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation of the Company. Stockholders of the Company have no pre-emptive rights to acquire additional shares of Common Stock or any other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. All outstanding shares of common stock are fully paid and non-assessable.

INTEREST OF NAMED EXPERTS AND COUNSEL

     There are no experts, professional advisers, or attorneys that have an interest in the Company.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

Not applicable

DESCRIPTION OF BUSINESS

     General:

     Universal Healthcare Management Systems, Inc. (the "company") was organized under the laws of the State of Florida on December 26, 2001. Before this company came into existence, a predecessor company had been incorporated under the name of Oncology Care and Wellness Center, Inc. ("Oncology") on September 24, 2001 receiving monies from lenders in order to develop its prime business objectives. In May 2002, Oncology discontinued its operations and all of the assets were acquired by the company. All of Oncology's original lenders converted their debt into equity in the Company. The operations of the predecessor company have been included in the consolidated financial statements for the period ended June 30, 2002.

     Oncology Care and Wellness Inc. has transferred its assets to Universal. Universal became the parent company. The shareholders of Oncology agreed to accept stock in Universal in exchange for the monies advanced to Oncology. Therefore any monies advanced to Oncology by investors were treated in the form of a loan. All liabilities in Oncology were paid prior to commencement of operations of Universal. There was no consideration paid to Oncology or its shareholders when in reality there were no shareholders other than Mr. Hankin. Mr. Hankin received stock in exchange for his interest in Oncology. As a result

Oncology became a wholly owned subsidiary of Universal as stated in the notes to financial statements. Oncology received approximately $650,000 from various individuals; which monies, as indicated above, were treated as a loan. These loans were exchanged for stock in Universal. The monies received by Universal from Oncology were treated as an inter-company loan to effect the stock exchange. Therefore the end result is that the investors own stock in Universal only.
     Oncology Care and Wellness Center, Inc. was our original name. Shortly after using that name, it was decided that the name did not depict us accurately, and that we needed to use a different name, that of Universal Healthcare Management Systems, Inc. ("Universal"). All that was actually done was to change to using the name of Universal Healthcare Management Systems, Inc. It is intended for Universal to become the parent company owning medical subsidiaries. Universal will not perform any medical therapy. The name of Oncology Care and Wellness Center ("Oncology") will be used for the branch performing the cancer treatments. Because we are keeping them as two separate corporations, we could not just file a name change, but for all intensive purposes, you can consider them to be one and the same company operating with two different names. Oncology is a wholly owned subsidiary of Universal.
     At this time Oncology has no operations. Initially, Oncology received monies in the form of loans from various investors. Such loans were converted into stock of Universal. Any monies remaining in Oncology were transferred to Universal.
     The only entities that potentially could be considered as subsidiaries are Oncology Care and Wellness Center, and another company known as Universal Development and Holdings Corporation. Neither of these companies are functional nor do they have any assets, liabilities or cash flow. In a more literal sense the corporations are just shells. They have been formed so that we have the legal use of the name in the future. Eventually, as we develop, both companies will be used. Their stock is owned 100% by Universal Healthcare Management Systems. There are no contracts or agreements as of this date. Our major subsidiaries will be medical facilities that we are able to obtain as acquisitions.

NARRATIVE INTRODUCTION
     Typical business plans are tedious, operational documents containing an executive summary, growth and marketing stratagems, competitive analyses, strategic alliances, financials and so on, letting everyone know why they should invest in that particular company. They are so uniform in style that software templates are available that structurally design them. Unfortunately, most readers fail to go beyond the executive summary because of sheer boredom; and the need for the business, its strategies and financial statements are usually inflated. Because of the complexities involved in cancer therapy, this Business Plan has been written in a narrative form instead of the conventional format to enable any person to understand it thoroughly. Even if the reader is not concerned with investing, the Business Plan is informative reading providing a first-rate understanding of cancer therapy in modern day America and should be read by everybody as it is a disease that sooner or later affects the lives of nearly everyone.
     Dr. Harold J. Burstein of the Department of Medical Oncology at Dana-Farber Cancer Institute in Boston, MA wrote, "It is almost an impossible task to summarize the advances in cancer during the past century. The field of oncology did not exist beforehand, and cancer was a much less common ailment. Therapy -- to the extent that there was any -- began and ended with surgery. Cancer treatment has matured alongside remarkable advances in surgery, anesthesia, radiology, pathology, and radiation therapy. The rapid evolution of internal medicine has also facilitated progress in cancer medicine. Without the advent of blood banking and the progress within infectious diseases, the current practice of cancer medicine would be unthinkable." Lung, prostate, breast, and colorectal cancer account for about 56% of all cancer cases and are also the leading causes of cancer deaths for every racial and ethnic group.
     Smoking, poor lifestyle choices, lack of exercise, bad nutrition and pollution have raised havoc with the human body. We have over-planted our soils, contaminated them with toxic fungicides, herbicides and pesticides, and leached the necessary chemicals and nutrients from the very grounds that grow our food. We no longer get the nutrition from fruits and vegetables that we got prior to the twentieth century and the animals that we eat graze on the same type of toxic infertile land or are given food supplements, antibiotics and chemical injections. Severe water pollution has caused much of our seafood to contain too many toxins to be safely consumed; for example, many lobsters just off the coast of Rhode Island are not edible because they have cancer! Did you know that throughout the world around 3 million people die annually due to drinking impure water?
     According to the U.S. Environmental Protection Agency, in the United States alone we use 1.2 billion pounds of chemicals on our fruits and vegetables yearly or about 5 pounds for every man, woman and child. Organically grown produce is more nutritional and healthier than non-organic, but because of the abundant use of manure for fertilization, it introduces excessive amounts of bacteria into the plants, which has consequently caused some deaths. The Food and Drug Administration (FDA) has approved more than 1,200 food additives, most of which are chemicals with names that most people can't even pronounce. In the late
1970s the Department of Agriculture stopped meat processors from using "polysorbate 80" in corned beef because it was carcinogenic, yet it is still used in some baked goods. Why? The point is, we are ingesting a lot of dangerous products for the sake of the almighty dollar and our bodies and health are paying the dire consequences. You are what you eat, and cancer develops when one's immune system is not capable of destroying the free radicals in our body at the same rate that they are produced.

     Research in cancer labs has been the pillar upon which modern biomedical science rose by revolutionizing immunology, cell biology, genetics, and molecular biology. Cancer has become so common that there is hardly a family that hasn't been afflicted by it. Certain cancers such as childhood leukemia and advanced testicular cancers at one time were strictly fatal, but modern medicine has been able to extend the lifespan of a majority of these patients. On the other hand, there are those cancers where progress is practically nonexistent.

     Multi-agent chemotherapy is still the norm for treating "non-solid" tumors, that is, the leukemias and lymphomas, and also for unusual cancers such as germ cell tumors or childhood sarcomas, but this has been only partially successful. Radiation therapy, hormonal therapy, chemotherapy, and surgery, or combinations thereof, appear to be the standard for treating "solid" tumors such as colon, breast, lung and prostate cancer, and with a fair degree of success.
     Mankind doesn't realize that he is his own worst enemy, and until he is willing to make major changes in his lifestyles, the incidence of cancer will continue to increase, soon replacing cardiovascular diseases as the leading cause of death. Smoking, poor eating habits and lack of moderate exercise are perhaps more responsible for the growth of cancer than environmental conditions. Our primary goal as a medical center is to seek the eradication or remission of cancer by treating the tumor and the body as a whole, and to teach our patients the importance of a healthy lifestyle with the hopes of not treating anyone a second time. To achieve this goal, we realize that we must combine the best of mainstream medicine with the best of modern progressive integrative medicine.

     We hope to be instrumental in establishing the millennium's standards for the medical profession by instituting effective medical preventative care and maintenance, by caring for the body as a whole, and by treating both the disease and its cause; thus eliminating it, instead of camouflaging its symptoms. Universal Healthcare Management Systems, Inc. ("the Company") started with a group of investors, the vast majority of which are physicians, who wanted to make a difference in the care and treatment of patients with cancer. More than 100 shareholders have invested more than one and a half million dollars thus far for working capital.
     On December 5, 2003, the Company acquired all of the assets of the Heritage Hills Oncology Center in Littlestown, Pennsylvania from Keystone Oncology as is detailed in the 8-K filed by the Company on December 39, 2003. The Company intends on raising capital through this registration statement in order to commence operations of this acquisition.

     The section titled "Therapeutic, Diagnostic and Screening Equipment" contains a brief explanation of the medical jargon used herein for readers that may be unfamiliar with the terminology. The sections titled "Satellite Medical Centers" and "Primary Medical Centers" give a detailed explanation of what is meant by the use of the terms Satellite and Primary.

                                EXECUTIVE SUMMARY

     Most of us know someone that has been affected by cancer, which if left untreated, can easily become a deadly disease. According to the American Cancer Society's publication, Cancer Facts & Figures 2002, it is the second leading cause of death in the United States, only surpassed by cardiovascular disease, claiming the lives of 1 in 4 deaths, with 555,500 people dying in 2002 from cancer. The effects of cancer on families can be devastating, spiritually and financially. Our primary goals are to diagnose and treat patients with a very caring and comprehensive therapeutic phase and long-term maintenance phase providing unparalleled patient services. Oncology Care and Wellness Center, Inc., a wholly owned subsidiary of Universal Healthcare Management Systems, Inc., is the branch through which we will staff our facilities with knowledgeable and caring experts utilizing the most modern imaging and radiation equipment available.
     The mission of Universal Healthcare Management Systems, Inc. is to develop a nationwide network of comprehensive oncology care and wellness centers that provide communities with state-of-the-art therapeutic, diagnostic and screening capabilities coupled with preventive care and maintenance programs that treat the body as a whole, not just the disease. Growth, success and stability of the organization will be assured by experienced and innovative leadership and management. Universal Healthcare Management Systems will provide excellence of medical care, attention to technical detail, and dedication to comforting oncology patients, by helping to alleviate the pain, suffering and death caused by cancer and other debilitating diseases.

     Our goal is to consolidate oncological treatment services such as radiation, chemotherapy, brachytherapy and hormonal therapy into a cost effective, practical and efficient system, providing patients with effective integrative medicine, by combining the best of mainstream and alternative medicine into a national network of Oncology Care and Wellness Centers, which when fully operational will include state-of-the-art comprehensive screening, diagnostics, therapy, and preventative maintenance, treating not just the disease, but the body as a whole.

     This novel concept should allow the physicians involved to better diagnose and treat patients, and to follow and document their therapy and response to treatment. The number of people over 65 is expected to double to 80 million by 2050, according to the U.S. Census Bureau. The journal Cancer and Holly W. Howe, Ph.D., executive director of the North American Association of Central Cancer

Registries stated that we can expect the incidence of cancer doubling by the year 2050 with 2.6 million people being diagnosed annually with cancer, which relates to more than a million deaths per year from cancer alone, making cancer the leading cause of death. This represents an increase of approximately 20% per year.

Cancer Statistics:

     Martin Brown, a National Cancer Institute researcher who studies the economic burden of cancer, has estimated that treatment of the disease and other expenses were nearly $157 billion in 2001. "Whether that figure will rise in step with the doubled caseload isn't clear," says Brown, who is now helping perform such an analysis. According to Brown cancer is on average about 50 percent more expensive to treat than other diseases. It now consumes about 5 to 10 percent of the overall health-care budget. However, cancer care accounts for 20 percent of the annual budget for Medicare, the government's insurance program for the elderly. "We suspect that it's going to become an increasing proportion" in the future, Brown says.
     Cancer statistics could best be summarized from the book Beating Cancer With Nutrition by Patrick Quillin PhD, RD, CNS, and Noreen Quillin:
     o "Each year over 1.3 million more Americans are newly diagnosed with cancers."
     o "Over 2.5 million Americans are currently being treated for cancer."
     o "For the past four decades, both the incidence and age-adjusted death rate from cancer in America has been steadily climbing."
     o "Annually in America, there are more than 50 million cancer-related visits to the doctor; one million cancer operations and 750,000 radiation treatments."
     o "As of 1998, experts estimate that 45% of males and 39% of females living in America will develop cancer in their lifetime." o "Breast cancer has increased from one out of 20 women in the year 1950 to one out of 8 women in 1995." o "With some cancers, notably liver, lung, pancreas, bone, and advanced breast cancer, our five year survival rate from traditional therapy alone is virtually the same as it was 30 years ago."
     o "In 1992, there were 547,000 deaths in America from cancer, which is 1,500 people per day, which is the equivalent of 5 loaded 747 airplanes killing all occupants on board."
     o "American health care is nearing a financial 'meltdown.' "
     o "We spent $1.2 trillion in 1997 on disease maintenance - twice the expense per capita of any other health care system on earth. Notice that I said 'disease maintenance,' because we certainly do not support health care in America."
     Data available from the U.S. Health Care Financing Administration show that total health care expenditures in the United States now exceed $1 trillion annually, representing a tenfold increase since the 1970s. Current expenditures are equivalent to 14% of the gross domestic product, and one half of these health care expenditures are for individuals age 65 and over.

We are Living Longer:

     Cancer is often considered a disease of the elderly. As the population ages, it's simply a matter of living long enough for the disease process to develop. For example, cancer of the prostate is a major cause of death in men sixty and older. An examination of the prostatic tissue of several deceased elderly men that died from causes other than prostatic cancer would show that more than 80% of the men developed the initial cellular changes that would ultimately become active prostatic cancer. Statistically, given the opportunity to live longer, the disease process will most likely manifest itself clinically.

Diagnostic Techniques Continuously Improve:

     Diagnostic radiology, in conjunction with certain improved laboratory tests, has improved our ability to diagnose cancers of most types. With the advent of Computerized Axial Tomography (CAT) scans in the seventies, to the availability of Magnetic Resonance Imaging (MRI) in the past decade, our efforts towards early detection have been greatly enhanced. More recently, Positron Emission Tomography (PET) scans have been introduced, though not as widely utilized in smaller communities as CAT and MRI scans. As equipment costs decrease, the prevalence of these sophisticated diagnostic tools should increase in the smaller communities.
     Certain laboratory tests such as the Carcinoembryonic Antigen (CEA) for colon cancer (a protein that is released into the blood by some cancer cells in some, but not all people - sometimes other cells may release it, and in some patients CEA is never present at levels that can be detected) and the Prostate Specific Antigen (PSA) for prostate cancer (a protein that is mainly produced in the prostate and under normal circumstances is hardly detectable in the blood circulation, but can have the levels elevated) have made an enormous impact on the early detection of cancer, while other procedures have profoundly affected the diagnosis of breast cancer. New procedures are always being developed, and fortunately most of these diagnostic tests do not require as large a capital commitment as does the therapeutic and imaging equipment, and thus can be utilized in most communities regardless of size.

Strategy:

     The typical free-standing (not attached as part of a hospital) radiation therapy medical center costs $3 to $4 million including the land, building and all new state-of-the-art equipment, and requires 10 to 15 patients to be treated on a daily basis in order to breakeven, depending upon the modality of therapy. Because of this rather large, but necessary capital expenditure, there are hardly any free-standing or attached cancer facilities in communities with a population under 75,000 people.

     Conceptually, the Company should be able to bring cancer therapy to any size community through the combination of a Primary medical center with several Satellite medical centers. Depending upon the demographics, a typical cluster of medical centers would cover around 500 to 1,200 square miles with a population ranging from 1 to 3 million people. This would warrant a Primary center having 3 or more affiliated Satellite centers, or a cancer therapy medical center for each 50,000 to 100,000 of population. Several other factors govern the choice of location such as the average age of people within a 10 to 15 mile radius of a center, local competition, the requirement or lack thereof for a Certificate of Need (CON) license, and the ability to obtain proper medical staff in that area.
     The purpose for establishing clusters of medical centers is to bring cancer therapy to communities having no facilities, while creating cost efficiencies by eliminating duplication of procedures and consolidations of certain functions that should allow the Company to offer services that are dreadfully needed, yet very rarely exist. Although our goal is to procure most Satellite centers by acquisition, there may be the need to build in areas where nothing exists or is available. Newly built Satellite centers should cost approximately $3 million and should cost less to operate than our competitors. Since each patient needs CT scanning and simulation to determine the treatment planning to eradicate the tumor, our competition must spend about $700,000 for that equipment. We, on the other hand, would only need one CT simulator at each Primary center. Considering the initial cost of the equipment, the cost of building a room to house the scanner, and interest payments over a 5-year period, the Company should save close to a million dollars per center, not including the annual cost of a technician to operate the scanner or other associated costs.
     Medical centers pay 4% to 9% to billing companies to handle all of their medical billing electronically, which can easily cost a center over $100,000 annually. Those that do their own billing internally spend at least $50,000 in salary, plus benefits and other expenses. Initially, all patients should go to a Primary center for a CAT scan and for their billing information to be set up in the computer. This should eliminate the duplication of expensive billing, and should be further simplified by having all Primary centers forward their billing to the Corporate Medical Center.
     There are several other duplications that should be eliminated in the construction phase and operational parameters of the Satellite centers. For instance, a treatment planning system costs several hundred thousand dollars, but only one is necessary at each Primary center. This enhancement of efficiency should provide a much higher profit structure, which should provide the funds necessary to afford each patient with a quality of unsurpassed medical care. Furthermore, the necessity to treat 10 to 15 patients on a daily basis in order to breakeven may be reduced. Medicare and managed care providers such as insurance companies rarely pay for skilled counselors to provide "mental therapy" for comforting the patient, family and friends, and teaching them how to cope with such a debilitating disease including the possibility of death; nor do they provide for physical therapy and pain relief, or nutritionists; and least of all will they help the patient secure a wig if necessary. This is as much a part of the therapeutic and healing process as is the radiation or chemotherapy, and to the best of Management's knowledge, Universal Healthcare Management System's subsidiaries should be the only cancer centers to provide these benefits to its patients.
     The Primary centers of each cluster need to be strategically located in order to be somewhat equidistant from their Satellite centers, while at the same time being centrally located in the highest population density. Each Primary center should have two linear accelerators and one brachytherapy unit for cancer treatment, and may have a medical oncologist to administer chemotherapy when necessary. Additionally, Primary centers will have full diagnostic and screening abilities, and sufficient office space to handle the books and records of its Satellite centers. Cancer treatment by brachytherapy requires an average of 4 visits to a medical center, whereas treatment by a linear accelerator requires visits 5 days a week for 4 to 8 weeks depending upon the malignancy. Therefore, Satellite centers only need one linear accelerator, but should be designed to include a second vault to house another linear accelerator should an increase in patient load require another linear accelerator or in-house brachytherapy. Should the accelerator at a Satellite center become nonoperational for a few days, the patients of that Satellite center can be temporarily transferred to the Primary center to maintain continuity of therapy.
     The Company's goal is to develop approximately 3 Primary centers per year, which would necessitate the acquisition or building of 9 or more Satellite centers annually. Managed care providers such as HMO insurance companies have restricted the time a physician can spend with a patient from 10 to 15 minutes. How does one explain all the nuances of cancer therapy to a frightened person in less than 15 minutes? Insurance providers have degraded the medical profession inadvertently by making the bottom line appear more important than the lives of the patients, and have literally restricted the physician's ability to perform due diligence. Nevertheless, these necessities of the healing process should be provided regardless of reimbursement protocol. Since the Primary centers should be a short driving distance from their Satellite centers, and consequently, the patient's home, services such as mental therapy, pain relief, physical therapy, nutritional counseling, wig selection, as well as maintenance programs for optimal health after treatment is finished, should all be conducted at the Primary center.

     Mainstream medicine aggressively attacks the symptoms of cancer, but fails to address its cause. Herein lies one of the major differences between the Company and typical cancer therapy in modern day America. Treating the symptoms of cancer is the beginning and the end for our competition, but for the Company, it is only the beginning. Preventive care and maintenance, and healing programs that treat the body as a whole, not just the disease will be instituted in all Primary medical centers. Unless instructed otherwise by a referring physician, patients should initially be evaluated by our highly trained and skilled integrative Primary care physicians, who need to design a specialized therapeutic program combining the most effective treatments of mainstream state-of-the-art therapy with those of the best of alternative medicine, attacking the cause and the symptoms of cancer.
     For thousands of years, every type of scientist studied the parameters, fundamentals and consequences associated with "cause and effect." For some unknown reason modern medicine is ignoring this basic scientific protocol by treating only the symptoms or manifestation of disease, instead of attacking its root source. It's really simple logic - get rid of the cause and there won't be any symptoms to treat! Cancer exists because at some point the body malfunctions and is unable to rid itself of the free radicals that cause cells to mutate. Even though our patients should receive the most modern and sophisticated therapeutic care available to treat the cancer, it is not enough. The body must also be treated as a whole entity, restoring its immune system with the abilities that it had to fight disease before cancer got the upper hand. When the body can actively and effectively participate in the struggle, along with the marvels of modern medicine, then the patient should be able to win the battle against cancer.
     The Company's method of cancer treatment is a unique approach that significantly differs from typical cancer therapy. While modern chemotherapy, radiation and surgery are somewhat effective, none of these treatments focus on the cause of the malignancy. What makes Universal's methodology more effective than others is the fact that it endeavors to address all of the medical issues, including therapeutic treatment with radiation and chemotherapy as needed, plus elimination and correction of the causes of the cancer, and most importantly, rebuilding the body's immune system to a point whereby it can effectively fight the disease.

                 THERAPEUTIC, DIAGNOSTIC AND SCREENING EQUIPMENT

Brief History of Radiation Therapy:

     The first cancer patient was treated less than one month after German physicist Wilhelm Conrad Roentgen discovered x-rays in Chicago in January 1896. Adequate exposure to high-energy x-rays (4-20 million electron volts or MeV) will kill tumors. Photons at these energies interact with the molecules in human tissue (mostly with water) to create highly energized ions, that is, negatively, charged atoms, which are harmful to all living cells. Provided the damage is not excessive, healthy cells possess the capacity to recover, whereas tumor cells lack that ability. Therefore, repeated exposure to high-energy x-rays, or in some cases, energized electrons, will impair or kill them. Radiation oncologists need a reliable source of suitable high-energy x-rays that can systematically be concentrated on tumor cells, while sparing the surrounding healthy cells as much as possible. The x-ray tubes used to generate x-rays for diagnostic purposes cannot do this because their energy levels are too low.
     Particle physicists developed the first linear accelerators (linacs) in the 1950s. Technology has shrunk them from mammoth pieces of equipment to machines that now fit comfortably in a 400 square foot room. However, they must be located within specially constructed concrete and lead treatment rooms known as vaults in order to provide adequate x-ray shielding and can have walls up to 8 feet thick. Most medical linacs produce x-ray radiation because of the acceleration of electrons, which are taken from the surface of a heated strip of metal and are thrust through a vacuum chamber by the electromagnetic field of microwaves and accelerated to nearly the speed of light, an action that greatly boosts their energy levels. After crossing a short distance of about one yard, these energized electrons bombard a tungsten target, causing it to emit photons (x-rays) at energies that can exceed 20 MeV.
     For many years radiotherapy typically used a beam that was rectangular or square in shape that was usually directed onto a target from two to four different angles of approach (the field). The dosage delivered was a uniform strength across each field of radiation, but the side effects from damage to healthy tissue surrounding the tumor could be harmful unless the dose was administered below optimal tumor killing levels. In the 1970s 2-D radiotherapy techniques began in which blocks and wedges of lead were used to shape beams to fit a relatively crude two-dimensional profile of the tumor.

     The use of 3-dimensional conformal radiation therapy, which is in wide use today, was developed in the 1980s. Through the use of Computed Tomography scans, high-resolution three-dimensional images of a tumor are obtained, and brought into a radiation treatment planning system that performs the calculations to shape the x-ray beam to the contours of the 3-D image. The beam was shaped through the use of custom-molded lead alloy blocks and was a cumbersome and time-consuming operation.

     Then, in the 1990s an enormous advance came with the development of the multi-leaf collimator, a computer-controlled array of 52 to 120 parallel and individually adjustable tungsten boards or leaves that can shape the path of an x-ray beam. This allows the radiation oncologist to use precisely shaped beams from several angles, while delivering a radiation dose that closely matches the 3-D volume of the tumor. Although this treatment technique significantly reduces the radiation of healthy tissue, a uniform dose is still delivered across the entire treatment field, which can still damage healthy tissue while not giving enough of a dose to the tumor. Now that computers are controlling the beam shape, there is no need to produce lead based blocks or for therapists to enter the vault once treatment has begun.
     Finally, in the late 1990s came the ultimate technological breakthrough in radiotherapy, the invention of IMRT -- Intensity Modulated Radiation Therapy. Radiation oncologists can now divide the treatment field covered by each beam angle into hundreds of segments as small as 2.5 mm by 5 mm. By using the adjustable leaves of the multi-leaf collimator, a different dose can be delivered to each segment thereby modulating the dose intensity across the entire treatment field, which allows more intensity in the most aggressive areas of the tumor and less in areas where the beam is near healthy tissue.
     This sophistication of therapy necessitated the development of new treatment planning software, known as "inverse treatment planning" software. Besides having a linear accelerator with a multi-leaf collimator to treat patients with IMRT, a medical center must have inverse treatment planning available, CT scanning, simulation devices and software for establishing patient positioning as well as pre-testing and refining treatment plans, an adjustable patient couch, a portal imaging quality assurance system of hardware and software for verifying that the beams are being delivered as planned, and most importantly a highly skilled staff of radiation oncologists, medical physicists, dosimetrists and radiation therapists. Today's state-of-the-art IMRT therapy is more comforting for the patient, does minimal healthy tissue damage, treats the patient in 15 minutes, gives the ability to handle high patient loads, permits aggressive therapy, is more successful destroying or controlling the tumor, and has higher reimbursement rates.

Brachytherapy:

     Brachytherapy is derived from ancient Greek words for short distance (brachy) and treatment (therapy), and is sometimes called "seed" implantation. This is an outpatient procedure used in the treatment of different kinds of cancer. Radioactive seeds are carefully placed inside of the cancerous tissue and positioned in a manner that will attack the cancer most efficiently. Brachytherapy has now been used for over a century. Some of the diseases now treated with brachytherapy include: prostate cancer, cervical cancer, endometrial cancer, and coronary artery disease.
     Brachytherapy, according to the American Brachytherapy Society, has been proven to be very effective and safe, providing a good alternative to surgical removal of the prostate, breast, and cervix, while reducing the risk of certain long-term side effects. In the treatment of prostate cancer, the radioactive seeds are about the size of a grain of rice, and give off radiation that travels only a few millimeters to kill nearby cancer cells. With permanent implants (for example, prostate) the radioactivity of the seeds decays with time while the actual seeds permanently stay within the treatment area. There are 2 different kinds of brachytherapy: permanent, when the seeds remain inside of the body, and temporary, when the seeds are inside of the body and then removed. Diseases treated with temporary implants include many gynecologic cancers.

Computed Axial Tomography:

     Computed Tomography (CT) imaging, also known as CAT scanning (Computed Axial Tomography), was developed by the British inventor Sir Geoffrey Hounsfield. It is the process of using computers to generate a three-dimensional image from flat two-dimensional X-ray pictures, one slice at a time. The X-rays from the beams are detected after they have passed through the body and their strength is measured. Beams that have passed through less dense tissue such as the lungs will be stronger, whereas beams that have passed through denser tissue such as bone will be weaker. A computer can use this information to work out the relative density of the tissues examined. Each set of measurements made by the scanner is, in effect, a cross-section through the body. CT is fast, patient friendly and has the unique ability to image a combination of soft tissue, bone, and blood vessels.
     The CT scanner was originally designed to take pictures of the brain. Now it is much more advanced and is used for taking images of virtually any part of the body. The scanner is particularly good at testing for bleeding in the brain, for aneurysms (when the wall of an artery swells up), brain tumors and brain damage. It can also find tumors and abscesses throughout the body and is used to assess types of lung disease. In addition, the CT scanner is used to look at internal injuries such as a torn kidney, spleen or liver; or bony injury, particularly in the spine. CT scanning can also be used to guide biopsies and therapeutic pain procedures. CT scanning has also proven invaluable in pinpointing tumors and planning treatment with radiotherapy.

Magnetic Resonance Imaging:

     Magnetic Resonance Imaging (MRI or MR) is a fairly new technique that has been used since the beginning of the 1980s. The MRI scanner uses magnetic and radio waves, meaning that there is no exposure to X-rays or any other damaging forms of radiation. The patient lies inside a large, cylinder-shaped magnet. Radio waves 10,000 - 30,000 times stronger than the magnetic field of the earth are then sent through the body. This affects the body's atoms, forcing the nuclei into a different position. As they move back into place they send out radio waves of their own. The scanner picks up these signals and a computer turns them into a picture. These images are based on the location and strength of the incoming signals. Our body consists mainly of water, and water contains hydrogen atoms. For this reason, the nucleus of the hydrogen atom is often used to create an MRI scan in the manner described above. Using an MRI scanner, it is possible to make pictures of almost all the tissue in the body. The tissue that has the least hydrogen atoms such as bones, turns out dark, while the tissue that has many hydrogen atoms such as fatty tissue, looks much brighter.
     By changing the timing of the radiowave pulses it is possible to gain information about the different types of tissues that are present. An MRI scan is also able to provide clear pictures of parts of the body that are surrounded by bone tissue, so the technique is useful when examining the brain and spinal cord. Because the MRI scan gives very detailed pictures it is the best technique when it comes to finding tumors in the brain. If a tumor is present the scan can also be used to find out if it has spread into nearby brain tissue. With an MRI scan it is possible to take pictures from almost every angle, whereas a CT scan only shows pictures horizontally. MRI scans are generally more detailed than a CT scan. The difference between normal and abnormal tissue is often clearer on the MRI scan than on the CT scan. There are no known dangers or side effects connected to an MRI scan since radiation is not used, which means the procedure can be repeated without problems.

Positron Emission Tomography:

     Positron Emission Tomography (PET) is amazing, because it means that through research, man has predicted the existence of, discovered, and is now using anti-matter (a positron is the anti-matter equivalent of an electron). A positron is a positively charged particle with the same mass as an electron. After being emitted from the nucleus of an atom, it travels for a short distance
- in the case of PET, through surrounding tissue - losing energy as it collides with other molecules. As the positron comes close to a stop, it combines with an electron, and the mass of both particles is converted into energy. This is called an annihilation. The resulting energy is dispersed in the form of two high-energy gamma rays or photons, traveling outward and in opposite directions from each other.
     This technology uses the results of theoretical physics, quantum physics, electronics engineering, computing, manufacturing and medicine to produce a machine that can map the brains that designed it. PET scans use a small dosage of a chemical that emits positrons called radionuclide combined with a sugar, which is injected into the patient. A PET scanner will rotate around the patient's head to detect the positron emissions given off by the radionuclide. Because malignant tumors are growing at such a fast rate compared to healthy tissue, the tumor cells will use up more of the sugar, which has the radionuclide attached to it. The computer then uses the measurements of glucose used to produce a picture, which is color-coded. Unlike anatomical imaging modalities such as CT and MR, PET permits assessment of chemical and physiological changes related to metabolism. This is important because functional change often predates structural changes in tissues. PET images may therefore demonstrate pathological changes long before they would be revealed by modalities like CT and MR.

Gamma Knife:

     In 1968 Professor Lars Leskell of the Karolinska Institute in Stockholm, Sweden and Professor Borge Larsson of the Gustaf Werner Institute at the University of Uppsala, Sweden developed the Gamma Knife, an instrument designed to target deep-seated intracranial structures without the risks of invasive open skull surgery. The Gamma Knife is used to treat arteriovenous malfunctions and certain brain tumors without a single incision.
     The Gamma Knife uses a concentrated radiation dose from Cobalt-60 sources to damage abnormal tissue. This exactness is accomplished by 201 beams of radiation intersecting to form a precise tool. These beams are focused on the target area and designed to destroy only that which is abnormal. Treatment with the Gamma Knife is multi-disciplinary, that is, the skills of a neurosurgeon, radiation oncologist and radiation physicist are brought together to develop a treatment program tailored to each individual patient. The referring physician is usually an active collaborator in the treatment process. All follow-up studies and outcome assessments are done in conjunction with the patient's physician, depending on the referring physician's interest and participation.

     The risk of surgical complications is greatly reduced because the procedure is performed without an incision. Therefore, Gamma Knife radiosurgery is virtually painless. Patients routinely use only a local anesthesia with a mild sedative, thereby eliminating the side effects and dangers of general anesthesia. The Gamma Knife is also an alternative when the patient's age or other illnesses are a factor. One of the most important aspects of the Gamma Knife is its precision, therefore minimizing any negative effects on surrounding normal tissue. Treatment by Gamma Knife is a surgical procedure without physical entry into the brain. The Gamma Knife is singularly dedicated to the treatment of patients with brain lesions, which increases the degree of accuracy for every procedure. Conventional neurosurgery means a lengthy hospital stay, expensive medication and sometimes months of rehabilitation. The Gamma Knife reduces these costs greatly. Patients are usually able to leave the medical center the same day and resume their normal activities immediately. Post-surgical disability and convalescent costs are nonexistent. The success rate of the Gamma Knife is unprecedented. More that 41,000 patients have had Gamma Knife radiosurgery with no mortality and minimal morbidity reported. Backed by two decades of preclinical research no other neurosurgical tool has met with such impressive results. Clinical applications continue to grow, and its many benefits as a non-invasive treatment modality continue to make it a treatment of choice.

Chelation Therapy:

     Chelation therapy is a medical treatment performed in a doctor's office that improves metabolic function and blood flow through blocked arteries throughout the body. This is accomplished by administering an amino acid, ethylene-diamine-tetra-acetic acid (EDTA), by an intravenous infusion using a small 25-gauge needle. This protocol for administering EDTA was developed and refined by Elmer M. Cranton, MD, author of Bypassing Bypass Surgery and editor of A Textbook on EDTA Chelation Therapy, Second Edition.
     Typically, stable molecules contain pairs of electrons. When a chemical reaction breaks the bonds that hold paired electrons together, free radicals are produced. Free radicals contain an odd number of electrons, which makes them unstable, short-lived, and highly reactive. As they combine with other atoms that contain unpaired electrons, new radicals are created, and a chain reaction begins. This process is essential for the decomposition of many different substances at high temperatures. However, in the human body, oxidized free radicals are believed to cause tissue damage at the cellular level - harming our DNA, mitochondria, and cell membrane. Antioxidants are molecules that defend the body from cellular damage by ending the free radical chain reaction before vital molecules are harmed. Sometimes referred to as "free-radical scavengers," the most commonly recognized antioxidants are vitamin E, beta-carotene (a pre-cursor to vitamin A), and vitamin C. The trace metal selenium is required for the function of one of our antioxidant enzyme systems, and is often included in lists of antioxidant micronutrients (i.e., vitamins).
     According to the Atlanta-based Edelson Center for Environmental and Preventive Medicine, Dr. Denham Harman first proposed the theory of free radical pathology in the 1950s, a professor emeritus at the University of Nebraska. Now considered the father of the free-radical theory of aging, Harman believes that we should reduce our intake of calories to decrease the incidence of disease. Ongoing research studies the role of oxygen free radicals in cellular chemistry, cancer treatment, and in a range of diseases including ALS, Parkinson's, Alzheimer's, atherosclerosis, diabetes, and others.

Hyperbaric Oxygen Therapy:

     Hyperbaric oxygen therapy is breathing 100% oxygen at a pressure greater than sea level atmospheric pressure (1 Atm). It involves the use of a pressurized chamber for human occupancy and masks or hoods for breathing 100% oxygen. It increases neuronal energy metabolism in the brain; can create sustained cognitive improvement; wakes up sleeping (idling) brain cells that are metabolizing enough to stay alive but are not actively "firing;" enhances the body's ability to fight bacterial and viral infections; deactivates toxins and poisons (e.g. side effects from some chemotherapy, spider bites, air pollution, etc.); enhances wound healing by stimulating new capillaries into wounds; and creates an immediate aerobic state.

Photoluminescence:

     Photoluminescence (or blood irradiation) is a breakthrough therapy in which a portion of a person's blood is removed from their body and placed underneath ultraviolet light and then put back into the person's body stimulating their immune system. It has been used extensively in Russia in place of antibiotics. Amazing results have been seen as photoluminescence has been shown to treat:
Cancer, AIDS, Asthma, Pneumonia, Infections, Toxins, Food Poisoning, Diphtheria, Perontitis, Gangrene, and Mumps. Photoluminescence is also known by other names: hemo-irradiation, photopheresis, photochemotherapy, photobiological therapy, photo-oxidation, ultraviolet blood irradiation or UBI, photon pump and photodynamic therapy.

Thermography:

     The International Academy of Clinical Thermology says that Thermography has proved itself as an important tool, which aids in the diagnosis of cancer, neurological, muscular, vascular, metabolic and endocrine disorders. Breast thermography is a diagnostic procedure that images the breasts to aid in the early detection of breast cancer.
     The procedure is based on the principle that chemical and blood vessel activity in both pre-cancerous tissue and the area surrounding a developing breast cancer is almost always higher than in the normal breast. Since pre-cancerous and cancerous masses are highly metabolic tissues, they need an abundant supply of nutrients to maintain their growth. In order to do this they increase circulation to their cells by sending out chemicals to keep existing blood vessels open, recruit dormant vessels, and create new ones
(neoangiogenesis). This process results in an increase in regional surface temperatures of the breast.
     State-of-the-art breast thermography uses ultra-sensitive infrared cameras and sophisticated computers to detect, analyze, and produce high-resolution diagnostic images of these temperature and vascular changes. The procedure is both comfortable and safe using no radiation or compression. By carefully examining changes in the temperature and blood vessels of the breasts, signs of possible cancer or pre-cancerous cell growth may be detected up to 10 years prior to being discovered using any other procedure. This provides for the earliest detection of cancer possible. Because of breast thermography's extreme sensitivity, these temperature variations and vascular changes may be among the earliest signs of breast cancer and/or a pre-cancerous state of the breast.
     Breast thermography has been researched for over 30 years, and over 800 peer-reviewed breast thermography studies exist in the index-medicus. In this database well over 250,000 women have been included as study participants. The numbers of participants in many studies are very large ranging from 37,000 to

118,000 women. Some of these studies have followed patients up to 12 years. Breast thermography has an average sensitivity and specificity of 90%.

                            SATELLITE MEDICAL CENTERS

     Depending upon the demographics of an area and the medical needs of the community, a Primary medical center could cost from $12 to $20 million or even more, especially if multiples of equipment are needed for therapy, diagnostics and screening, whereas Satellite medical centers should always cost around $3 million. Researching the demographic profile of a market to determine the dynamic balance of a population with regard to age, health statistics, density and capacity for expansion or decline is extremely expensive. The most methodical demographic study covers a rather large area and is not flawless. Picking the exact location to build within the geographical area studied is not an exact science and at best is an educated guess.
     Going out of business can easily become one of the consequences of choosing a wrong location, which also holds true for hospitals, outpatient clinics and medical centers. Mistakes are expensive and if a Primary center is built in the wrong location, revenues could suffer dramatically. This is one time that the proverbial "chicken and egg" question of which comes first, the Primary center or several Satellite centers, is no longer debatable. Satellite centers must come first and should be predominately obtained by the acquisition of established radiation centers. Inherently, they include, referring physicians, patient throughput, a revenue stream and net profit, all the unknown variables one has to contend with to develop a business. Unless the center is in an area where the population is drastically declining, demographics are no longer an issue, as it is usually safe and prudent to purchase a profitable ongoing business.
     Typically, the medical centers to be acquired should have a daily patient throughput (number of patients being treated) ranging from 15 to 25 people being treated with equipment having an average age of 5 to 15 years old. Most of the time the owner of such a medical center has made sufficient money to be looking for an exit strategy, not wanting to spend extra money updating expensive equipment. The cost to buy one of these medical centers will usually range from $1.5 million to $4 million depending upon the patient throughput, net profit, age and type of equipment, and whether the facility is leased or owned.
     Once a medical center is acquired, a Director of Business Development should search within a 50-mile radius of that center for more acquisitions. The typical rural radiation center is located in a small county of about 100,000 people covering roughly 500 square miles. These smaller counties usually adjoin to a much larger county having several hundred thousand to more than a million for its population. Therefore, if we average population densities geographically, we can generalize that the average cluster of Satellite centers would cover around 500 to 1,200 square miles with a population ranging from 1 to 3 million people. Depending upon the demographics, a population of 2 million people could have 8 to 15 radiation centers, more than one-third of which would be looking for an exit strategy.
     Satellite centers should be relatively simple operations providing only external beam radiation therapy. If the daily patient throughput is sufficiently high at a particular Satellite center and warrants the installation of CT simulation and/or brachytherapy, then it should be included; otherwise, a Satellite center should only be equipped with a state-of-the-art linear accelerator. Irrespective of patient volume, all patient treatment planning and billing should be performed at the affiliated Primary centers. Patients receiving external beam radiation therapy get treated 5-days per week for 4 to 8 weeks depending upon the type and severity of cancer. They are usually weak, sometimes incapable of driving, and need to be within a 10 to 15 mile driving distance of a Satellite center. Unless a person lives within a 15-mile radius of a Primary center and uses it for daily treatment, they only need to visit the Primary center occasionally.

                             PRIMARY MEDICAL CENTERS

     When at least 3 Satellite medical centers have been acquired in a 500 to 1,200 square mile area that has a population ranging from approximately 1 to 3 million people, it is time to begin construction of a Primary medical center. The demographics for determining the location of the Primary center should be intertwined with the existing Satellite centers and strategically located. When fully operational, Primary centers will include state-of-the-art comprehensive screening, diagnostics, therapy, and preventative maintenance and care, treating not just the disease, but also the body as a whole.
     The strategy behind the concept of having clusters of 3 or more Satellite centers with a fully comprehensive Primary center is to eliminate duplication of procedures and consolidations of certain functions. In order to administer IMRT radiation a patient must have CT scanning and simulation to determine the treatment planning necessary for eradicating the tumor. A new CT simulator costs approximately $700,000; the room to house it costs about $50,000; and the cost of operation for the technician, repairs and maintenance, and insurance is around $90,000 annually. Since a patient uses the CT simulator only a couple of times during the therapy program, all patients should go to the Primary center for scanning and simulation. Using an estimated 5-year life span for the equipment, each Satellite center can save about $275,000 annually.
     Inverse treatment planning is an absolute necessity for determining accurate IMRT radiation doses. Although IMRT treatment planning is labor intensive, averaging 3 hours per patient, consolidation won't necessarily save money, but it should save an expense of $300,000 for the hardware at each Satellite, which relates to an annual savings of about $75,000.

     Medical centers pay 4% to 9% to billing companies to handle all of their medical billing electronically, which can easily cost a center over $100,000 annually. Those that do their own billing internally spend at least $50,000 in salary, plus benefits and other expenses, and have to include the initial cost of the computer and billing software. To begin with, all patients need to go to a Primary center for a CAT scan and to set-up their billing chart in the computer. This should eliminate the duplication of expensive billing, saving each center nearly $50,000 annually, and should be further simplified by having all Primary centers forward their billing to the Corporate Medical Center.
     Medicare and managed care providers such as insurance companies rarely pay for skilled counselors to provide mental therapy for comforting the patient, family and friends, and teaching them how to cope with such a debilitating disease including the possibility of death; nor do they provide for physical therapy and pain relief, or nutritionists; and least of all will they help the patient secure a wig if necessary. This consolidation of efforts should yield a much higher profit structure, which should provide the funds necessary to give each patient a quality of unsurpassed medical care. Furthermore, the necessity to treat 10 to 15 patients on a daily basis in order to breakeven may be reduced. This is as much a part of the therapeutic and healing process as is the radiation or chemotherapy, and to the best of Management's knowledge, Universal Healthcare Management System's subsidiaries should be the only cancer centers to provide these benefits to their patients.
     A typical Primary center should require a building of approximately 20,000 square feet and should cost an average of $2 1/2 million, including interior build-out, the construction of 2 radiation vaults to house state-of-the-art linear accelerators, which on their own costs around $500 thousand to construct, and all exterior accoutrements such as paving, lighting, drainage and landscaping. The construction loan, coupled with the purchase of the property for about $1 1/4 million would necessitate a mortgage of around $3 3/4 million. Financing 100% of the cost for a term of 15 years at 10% interest would create payments of $483,572 annually. Taxes and insurance on the property would be around $120,000 per year. Adding to those expenses, the cost to manage the building, plus repairs and maintenance, there would be an annual cost for operating the property of about $625 thousand.
     Even though 2 vaults may be built, the facility will begin with one state-of-the-art IMRT (Intensity Modulated Radiation Therapy) linear accelerator, costing approximately $2 1/2 million including CT simulation, inverse treatment planning, computers and peripheral equipment. Financing 100% of this cost for a term of 5 years at 8.5% interest would create payments of $615,496 annually. When patient throughput reaches 40 to 50 patients daily, which is anticipated to be within the first year of start-up, a second linear accelerator should be added bringing the total equipment cost to around $1 1/2 million, which if fully financed for a term of 5 years at 8.5% interest would create additional payments of $369,298 annually.
     The Company intends to establish a partnering type of relationship with Varian Associates and General Electric to supply all equipment on a lease purchase option and/or purchase basis. Treatment of 40 patients daily yields an average net pretax profit of $1 1/2 million, which certainly warrants the additional linear accelerator. Not only does this lighten the workload on the one accelerator, but it gives enough additional treatment capacity to handle extra patients from a Satellite should a unit not be working for more than a couple of days. The combined cost of land, building and 2 state-of-the-art IMRT linear accelerators is $7 3/4 million with an annual long-term debt expense of $1,609,794. Add to this figure about $1 million for all operational expenses and total operational expenses become approximately $2.6 million annually, which would require a patient throughput of approximately 32 people being treated daily to break even. Since the second linear accelerator should not be installed until the facility treats at least 40 patients daily, this leaves an excess of 8 daily patient treatments, or a net profit of more than $1 million, which is more than sufficient as a safety cushion.
     The types of diagnostic, screening and other therapeutic equipment to be utilized in the Primary centers is quite extensive. Therefore, only certain machines and devices will be discussed. From an economics point of view, one each brachytherapy unit, CT scanner, MRI scanner, PET scanner and Gamma Knife should cost between $8 and $10 million depending upon the models and accessories chosen. The demographics of a region should determine how many of each is necessary and if a highly specialized and extremely expensive piece of equipment such as a Gamma Knife will be installed. One Primary center may warrant only $6 million in equipment, while another needs $20 million. Diagnostics is not specific to cancer only and, therefore, all physicians have the potential to become referring physicians. There are too many variables involved to produce a detailed analysis of the financial profit structure associated with diagnostic and screening equipment and its complexity makes it beyond the scope of this writing to include such an analysis.
     The name "Universal Healthcare Management Systems" shall serve a dual purpose; first as the name of the parent corporation of several wholly owned subsidiaries, and secondly as the name proudly displayed and associated with our facilities. A Primary center medical complex will be known as the "Universal Healthcare Management Systems Medical Center." One of our goals is to have these buildings become the first of a nationwide network of health and wellness medical centers dedicated to alleviating the pain, suffering and death caused by cancer, and other debilitating diseases, including the decay of a person's immune system. To this end, each center needs to have full diagnostic and screening abilities, coupled with preventative care and maintenance through progressive modern and integrative medicine, sometimes referred to as CAM (Complementary and Alternative Medicine).

Other Cancer Therapy Modalities:

     Oncology treatment will be one of several divisions within our medical operations, and functionally will operate under the name of "Oncology Care and Wellness Center." It is our goal to treat cancer patients with radiation, brachytherapy, chemotherapy (if a local medical oncologist is not available), and with other new methods or modalities as they become accepted, and to have our own oncological medical team present at all medical centers. As of this writing, the method of choice for treating cancers such as the leukemias and lymphomas is still chemotherapy. Approximately 25% of the cancer patients that undergo radiation therapy usually also receive chemotherapy. Hormonal and gene therapy are in their infancy as a modality of choice for cancer therapy and may have a larger influence on treatments in the future.
     External beam radiation therapy has been the standard treatment modality for the majority of cancer therapies. Although brachytherapy, also known as high-dose rate brachytherapy, has been around for several decades, it is just starting to become the treatment of choice, especially for prostate, breast and lung cancer, so says the American Brachytherapy Society and several others. Several urologists are now recommending this as the modality for treating their patients. According to the International Journal of Radiation Oncology, International Journal on Gynecologic Cancer, and Johns Hopkins Hospital, research indicates that brachytherapy can be as effective as conventional radiation therapy, has fewer side effects and is less costly, especially since the initial investment is only a few hundred thousand dollars. Since the same radiation oncologist that administers the linear accelerator should direct the brachytherapy, the salary for the radiation oncologist should remain the same. Longitudinal Follow-up with Imaging:
     It is often difficult to know the effectiveness of chemotherapy or radiation treatments. Part of our total care concept is to perform longitudinal studies to follow the progress of the disease. As a beginning to this effort, we should employ state-of-the-art imaging equipment and cancer detection technology to evaluate as best as possible the regression of the disease. This may be of great value in determining whether further treatment is necessary or not, or even if the treatment has sufficiently made the disease appear diminished. We may be the only medical centers to ever follow a patient's progress with modern technology.

Susceptibility Weighted Imaging:

     Magnetic Resonance Imaging (MRI) is a powerful tool to non-invasively image the human body. There have been numerous advances in technology that now make it possible to image brain function, the cardiovascular system, and to do so very quickly. This procedure is so safe that anyone can be imaged repeatedly without any possibility of damaging the tissue in their body, which is especially important for following the treatment of cancer. Recent developments in the understanding of tumor formation involve the process of angiogenesis, the local growth of blood vessels often associated with active tumors. MRI has the potential to visualize regions of increased blood volume and to accurately image the extent of the tumor. This is truer today with the development of a new imaging method referred to as Susceptibility Weighted Imaging (SWI).
     SWI has been used to study trauma, vascular disease, occult vascular lesions and tumors. It is able to detect the presence of tumors often better than the conventional methods that require a contrast agent and is able to show how the vasculature is involved when present. SWI appears to be a superb means for demonstrating the venous vasculature as well as visualizing micro-hemorrhages, often an indication of an active tumor. Professor Haacke, a pioneer in the area of MR angiography and the inventor of this method, continues to apply it to practical clinical studies including a major effort in delineating tumor boundaries, evaluating tumor vascularity and characterizing the different tissue components in the tumor. This may have a direct impact on how tumors should be treated with radiation. The better the tumor is understood, the more efficient the treatment planning and design.
     With the advent of clinical 3 Tesla (3T) systems, the applications of SWI should continue to increase because the new high field systems offer better quality images faster than at lower field strength. SWI should benefit from this in that a larger region of interest can be covered and the sensitivity to very small micro-hemorrhages or abnormal local changes in blood volume can be seen. Siemens Medical Systems offers a state-of-the-art clinical system and has collaborated with Dr. Haacke on the development and clinical applications of SWI and other angiographic methods for more than fifteen years.
     One of our goals is to not only treat patients, but also follow them longitudinally over time to ensure that we understand what is occurring physiologically in response to the different treatments applied whether they are radiation, chemotherapy or a combination thereof. If SWI proves to be an efficacious method for monitoring the growth and decay of a tumor, we may incorporate its use with our MRI equipment at Primary medical centers.

Mental Therapy:

     The American Cancer Society has proclaimed cancer to be the second leading cause of death in the United States, and at the rate that it is growing; it may soon take over first position. Unlike a fatal heart attack, cancer is a disease that slowly and methodically deteriorates a person's body. Not only may the victim suffer, but also family, friends and other loved ones, may endure a type of mental anguish that is pure emotional torture. How do parents prepare themselves to watch their child slowly die from a brain tumor? How does a spouse watch their partner suffer the ravages of lung cancer? Just, who is the real victim? A disease such as cancer has many victims, none of whom are prepared to deal with its reality. There is no rival to the fear instilled by hearing the word cancer - almost always perceived as a horrifying death sentence.
     The name Oncology Care and Wellness Center was carefully chosen. "Care" needs to be provided for the family and friends surrounding the patient as well, for they are equally victims of this dreaded disease, and sometimes suffer more than the patient. To this end, it is our intention to have highly qualified personnel therapeutically counsel the patients and their loved ones on how to cope with the mental pain and anguish caused by the frightening diagnosis, "You have cancer." It is our goal that patients and their loved ones maintain the highest quality of life possible while under our care and thereafter.
     Whether Medicare and insurance companies pay for this much needed form of therapeutic counseling or not, it needs to be unconditionally available for the patient and the patient's family and friends. Insurance carriers have all but destroyed the doctor patient relationship. Most HMOs will not allow a physician to spend more than 10 to 15 minutes with a patient. Management cannot tolerate this blatant erosion of the medical profession. Research has unequivocally shown that a positive mental attitude hastens the healing and recovery process of all patients, cancer or otherwise. There is enough profit generated by mainstream cancer therapy to afford this psychotherapy without time restrictions and without being reimbursed. Sometimes the will to survive is more effective than the medicine itself.
     If one were to observe the facial expressions and mannerisms of the staff in a typical medical clinic or hospital, they would be seen running the gamut from austere to expressionless. This seriousness cannot be tolerated in our medical centers. Cancer patients are well aware that they have a deadly disease and that they may not survive. It would be an inconsistency with Management's philosophy to allow this attitude. Regardless of their position, every employee of Oncology Care and Wellness Center should be instructed in the importance of a smiling face and courteous person, and that is a prerequisite to remaining employed. A happy and positive attitude is contagious and will affect other personnel, but particularly the patients, who could do without negativism. A lot of thought and consideration was used when making "Care" and "Wellness" part of the corporate name. It is Management's firm belief that the personal relationship that existed years ago between the physician and the patient, coupled with genuine "Care" and therapy, should lead to the overall "Wellness" of the patient.
     There is another phase of psychotherapy that is customarily overlooked, that is, the fact that many cancer patients lose their hair. Chemotherapy drugs attack rapidly growing cells such as hair and nail cells. If a patient so chooses, before undergoing therapy, we will try to provide them with a hair expert that will try to duplicate their hair as a wig. If this helps build the confidence of the patient, or just makes them feel better, then the effort is well worth the expense.

Progressive Integrative Medicine:

     Many cancer patients that go into remission or appear to have been cured, have the cancer return, and it may be much more aggressive when it reoccurs. Curiously, once patients are diagnosed as cured or in remission, they are usually dismissed, especially since insurance carriers consider them financial risks. One would assume that Medicare or insurance companies would do everything in their power to keep those persons healthy, as cancer therapy is expensive, but too often, this is not their foremost concern.
     This is where progressive integrative medicine coordinates all the efforts and objectives of Universal Healthcare Management Systems. By definition alternative means choice, optional, substitute, another, etc. and that's exactly what it means for the medical industry; in other words, a different method of treatment other than surgery, chemical drugs, etc. Integrative medicine, the combination of mainstream and alternative medicine, is what all physicians practiced for thousands of years until the 20th Century revolution of patented chemical drugs. Some of these drugs are truly lifesavers, but far too many are dangerous. Considering the billions of dollars of revenue generated by drugs, it is unfortunate that the pharmaceutical manufacturers ignore an article printed in the Journal of the American Medical Association stating that 100,000 people die annually as a result of therapeutic drug misuse and are the third or fourth leading cause of death. Even more alarming is the statistic from the National Council on Patient Information and Education that at least 125,000 people each year die from prescription drugs their doctors never should have given them, because they had pre-existing conditions that are clearly contraindicated in the drug's package insert.
     An astounding 77% of Americans would prefer natural treatments rather than prescription drugs. Not only is that astonishing, but 59% said they would change doctors if they could find one who would utilize natural therapies before resorting to prescription drugs. This is not because doctors are foolish or irresponsible, but because it is impossible for them to stay abreast of every new drug, multiple drug interactions, and the consequences, thereof. Most people are aware that these "chemical wonders" come with a host of side effects, some of which are worse than the ailment that they are being treated for.

     Whereas, mainstream medicine uses drugs as a method of first choice, integrative medicine physicians use drugs only as a last resort if there is no natural therapy available that will suffice. Furthermore, there are certain types of cancer that have been cured or put into remission without surgery, drugs or radiation. Management is not suggesting or implying that a patient should be treated with progressive alternative methods first, and if they fail, then conventional therapy. Cancer cells mutate rapidly, and if alternative methods fail, there may be insufficient time to help the patient. The decision for the modality of treatment should be by the patient and their physician.
     However, one can have the best of both worlds, and go one step further. There are no guarantees that conventional or progressive alternative therapy will be successful. Management does suggest that patients receive the benefit of both therapies, that is, integrative medicine. Chemotherapy and radiation do have side effects, a major one being the weakening of the immune system. Integrative medicine should see that the patient is receiving proper nutrition, minerals, vitamins, herbs, etc. and may have the patient undergo other modalities such as hyperbaric oxygen therapy, blood photoluminescence, chelation, etc. Dr. Susan Reynolds has agreed to become instrumental in establishing our integrative medicine subsidiary.
     Although the combination of therapies should be more effective than an individual therapy, more than 90% of all cancer patients are treated with surgery, chemotherapy, radiation, or a combination thereof. Most important is what happens to the patient once therapy is finished. We have no intentions of wantonly dismissing the patient. Once diagnosed with cancer, his wellness is our life-long commitment. This is where progressive integrative medicine shines its best - giving the patient sufficient care so that cancer may never have to be reckoned with again. At some point the patient's bodily functions stopped performing long enough for malignancy to get the upper hand and perpetuate the growth of cancerous cells. Progressive integrative medicine seeks to correct that deficiency and prevent it in the future. This is the true meaning of "Care" and "Wellness."

Diagnostics and Screening:
     There are a number of new methods that should improve screening for cancer. These include digital infrared imaging (DII) or thermography, ultrasound, blood tests such as the Anti-Malignan Antibody in Serum test (AMAS), and Magnetic Resonance Imaging (MRI). DII uses infrared cameras to detect patterns of temperature change in tissue, which may allow one to detect cancer cells before a tumor even forms.
     Pre-cancerous cells begin to form up to 10 years before a tumor can be seen by a mammogram. As cancer develops, neoangiogenesis occurs, which is the process through which cancer cells develop a network of blood vessels necessary for their growth. This oncological principle is responsible for the development of a new class of cancer drugs called anti-angiogenesis agents, which are designed to stop the cancer's food supply by blocking the development of new blood vessels. However, until a cancerous tumor is present, a doctor would not know to prescribe these drugs, but with digital infrared imaging a physician may obtain an early warning. With the proposed array of imaging and testing methods, we would be able to help evaluate the potential that a patient has for developing cancer.
     The unique beauty of the DII screening procedure is that when a woman has an abnormal infrared breast image with no detectable mass, she has been warned, perhaps several years in advance, of an impending danger. Hopefully, this should give her enough time to thwart off the development of cancer by changing her lifestyles and boosting her immune system, coupled with routine medical exams. Breast thermography typically costs between $150 and $175, which is similar to the cost of mammography, but holds great promise for detecting cancer development.
     In one study at Beth Israel Hospital in New York, the AMAS test demonstrated amazing accuracy. Clinical studies have shown that the AMAS is up to 95 percent accurate with the first reading, and up to 99 percent accurate after two readings. The AMAS test can be used to detect any type of cancer. Malignan is a peptide found in people with a wide range of cancers. A person's body should detect the presence of this peptide if the anti-malignan antibody is present in their blood and should launch an immune response against it. Although a positive reading indicates that there are cancerous cells present, it cannot specify the type or the location. AMAS may be an excellent alternative for routine screening. With such a high rate of accuracy, a negative AMAS test indicates that a mammogram or other screening procedure may not be necessary. Since a positive reading would have to be followed by additional tests, the lack of specificity is not necessarily a problem. Since antibody failure often occurs late in malignancy, elevated antibody is then no longer available as evidence of the presence of antigen and therefore, late in the disease, the AMAS test cannot be used as a diagnostic aid, but may be useful for monitoring. The analysis costs about $135 (not including extra lab fees or shipping costs), and the test is Medicare approved.
     Before and after treatment by radiation, a patient must be scanned by computer tomography (CT), PET or MRI to determine the therapeutic procedures, treatment program, and effectiveness, as is also the case with most other modalities. This necessitates that we should have our own CT, PET and MRI scanners with their associated computer systems. The aforementioned screening tests and others that should be implemented require imaging of the body to detect the exact location and size of the tumor, especially a positive result from the AMAS test. Therefore, as an integral necessity for total cancer care, a complete and comprehensive diagnostic and screening center, including a full body scanner, PET scanner, various screening equipment, X-Ray, etc. are to be employed. Our objective is to have all area physicians desiring to send their patients to us for any diagnostic or screening purpose, and if cancer is detected, they should be treated efficiently, effectively and with great care.

Physical Therapy and Pain Relief:

     The benefits of exercise have been touted by every means of communication for the past millennia. Gymnasiums and exercise centers are filled with people, but mostly healthy men and women who want to stay fit. It's ironic that the sicker people are, the less they exercise; yet they need it the most. Cancer patients need moderate resistance and aerobic exercise. They need it to help give them the strength to fight the disease and to stimulate their bodily functions.
     Most cancer patients will tell you that they are too weak to exercise, they can't drive to a gym or afford the membership, or will be embarrassed exercising in a public place in their condition. No more excuses - the plans call for an exercise room to be incorporated in each Primary center being managed by a physical or fitness therapist that should be able to develop exercise programs tailored to individual needs. This benefit should be at no expense to the patients as long as they remain under our care and supervision. Furthermore, all of our employees should be encouraged to use the gym on a regular basis.
     Modest aerobic and resistance exercise has worked wonders for cardiovascular problems, diabetics, fatigue syndrome and countless other medical conditions, including arthritic pain. At the ASTRO (American Society for Therapeutic Radiology and Oncology) Convention in New Orleans this past October 5, 2002, thousands of oncological physicians were chastised in a seminar given by a medical doctor guest speaker for neglecting pain relief for cancer patients. Apparently, the results of a survey showed that only a very small percentage of oncological physicians were concerned about pain relief for their cancer patients. We cannot not let this happen! Part of "Oncology Care" is remembering that cancer patients are entitled to a "quality of life," which is impossible when in constant pain. Drugs should only be used for a patient's pain relief if acupuncture, chiropractic and similar modalities are ineffective.

Second Opinion Peer Review:

     While the medical standard of the community is the guideline used for peer review in most specialties of medicine, in oncology we are held to nationally accepted criteria. The International Quality Program has been designed and should be implemented to achieve this goal. Standards published and continuously updated by the National Comprehensive Cancer Network, the National Cancer Institute and other highly recognized bodies in the country are used as the criteria by which consultations are reviewed and treatments are prescribed.
     While there are valid reasons for physicians to sometimes recommend otherwise, such as intercurrent illnesses, those prescriptions must be justified in comparison to the Standards. The Program functions through an initial agreement on the Standards to be applied for each commonly treated cancer. An extensive review of the programs in place at the medical center is performed. Once the elements of an approvable program are found to be in place, each consultation is submitted for outside, independent professional peer review. All data submitted are reported back to the treating physician within 48 hours. The International Quality Program gives the treating physician the reassurance that their method of evaluation and recommendation for treatment is in keeping with the most modern methods of cancer treatment. It simultaneously reassures the patient that they have had an independent second opinion and that their physician is actively encouraging concurrent peer review.

                               STABILITY OF GROWTH

Need for Oncology Care Centers:

     Since more than 1.3 million people are afflicted with cancer yearly, and the rate is expected to double by the year 2050, we can extrapolate that to mean that one half of one percent of the U.S. population now contracts cancer annually and that by 2050 it should increase to at least one percent. Based on a daily patient throughput of 15 to 25 persons, this warrants needing one cancer center per 50,000 population or more than 5,000 facilities for the entire country, which means that there is already a shortage of hundreds of medical centers.
     If one considers the fact that the U.S. has only a few thousand cancer facilities now and that the incidence of cancer is expected to increase by nearly 20% per decade, there should be the need for building more than 1,000 facilities every decade, which mandates constructing more than 100 new cancer centers per year just to keep pace with the rate of incidence, exclusive of the current shortage. Regardless of the competition, it is going to be an arduous, if not impossible task for the entire medical industry to keep pace with the growth rate of cancer.

Competitive Advantages:

     The U.S. Census Bureau currently estimates life expectancy at more than 77 years of age, an increase of about 15 years in the past few decades, and at this rate, it should be far into the 80s by 2050. Bodily functions diminish with age, some literally disappearing. The immune system decays rapidly and disease becomes the norm. As the population ages, not only will physicians be inundated with more cancer cases, but with myriad other diseases. It is beyond comprehension and nonsensical for the medical industry to pursue a path requiring the construction of more than 5,000 cancer therapy centers over the next 50 years.

     Mainstream medicine functions under the philosophy of treating the symptoms of a disease rather than the cause of it, mostly with surgery and drugs. For example, taking pain relief drugs may make you feel better, but they will not get rid of the cause of the pain. The drugs usually have side effects, many of which are severe, and eventually, they will no longer camouflage the manifestation created by the source of the pain. If you eliminate the reason for the pain, you eliminate the symptoms and the use of potentially harmful drugs.
     Modern cancer therapy exemplifies the case by treating the symptoms of cancer, that is, the tumors, and not their cause. However, in the case of cancer, it is absolutely essential that they be treated, because left untreated, tumors will usually be fatal. It is imperative that cancer be treated with radiation, chemotherapy, surgery, or a combination thereof if necessary, which will usually eradicate the tumor or put it into regression. For this alone, all mankind must be grateful to modern science. If we do not correct or improve the bodily malfunctions that allowed the malignant growth to begin with, it is only logical for the tumor to reappear regardless of the success of the therapy.
     This is the failure of mainstream medicine in today's society. It aggressively attacks the symptoms of cancer, but fails to address its cause. Herein lies one of the major advantages between our Oncology Care and Wellness Centers and the characteristic cancer therapy of our rivalry. Treating the symptoms of cancer is the beginning and the end for our competition, but for us, it is only the beginning. Preventive care and maintenance programs that treat the body as a whole, not just the disease should be instituted in all Primary medical centers. Unless instructed otherwise by a referring physician, patients should initially be evaluated by our highly trained and skilled integrative Primary care physicians, who should design a specialized therapeutic program combining the most effective treatments of mainstream state-of-the-art therapy with those of the best of complementary and alternative medicine, attacking the cause and the symptoms of cancer. To truly win the war against cancer, it is imperative that the body participates in the battle to the best of its ability, and we intend to give it that opportunity.

Competitive Differences:

     What will set the Company apart and make us different from other treatment centers? Practically all of the thousand plus radiation centers in America perform radiation therapy only. We will have total mainstream oncology care, but to some extent, so do various other clinics such as Mayo, Cleveland and U.S. Oncology. However, this is where the similarity ends. All of our medical centers should have the latest state-of-the-art three-dimensional IMRT radiation therapy, providing the patient with the greatest chance of success with the least side effects. When totally functional, our Primary medical centers should be fully comprehensive with screening, diagnostics and imaging, all with state-of-the-art equipment, integrative medicine, and perhaps the first, or only medical centers to offer this on a national scale.
     Second Opinion Peer Review through the International Quality Program is only used by a couple of cancer centers and they are not national in scope. Integrative medicine is practically unheard of in any cancer center, local or otherwise. To the best of our knowledge, psychotherapy is not provided at any cancer center, and if it was, it certainly would not be free of charge, nor do they pay attention to how a person feels losing all of their hair.
     Susceptibility Weighted Imaging (SWI) is a unique tool to the world of imaging. It offers exceptional potential through patented vascular imaging to detect tumors in their early stages of development, to study and analyze trauma and cerebral hemorrhaging, to locate small blockages caused by a clot or plaque resulting from a stroke, and to possibly predict Alzheimer's disease in its early stages.
     Clearly our goal is to care for the patient in an efficient way, but not at the expense of the well-being of the patient. We will not sacrifice quality for time. Perhaps our most important contribution to the medical industry will be our inimitable ability to place medical care properly back in the hands of capable and caring physicians, where they will not be hampered by time constraints, and the physician and patient can decide upon the therapies to be undertaken, not the physician and the insurance company's bottom line.
     Is there competition? Yes, but do they provide "Oncology Care and Wellness?" No. How many competitors tell their staff that regardless of their personal problems, leave them at home, because they must smile and be friendly with the patients making them feel special and "right at home," and that if they can't be that way, they cannot continue their employment? The competition knows the importance of exercise, but will they do like us and make sure that their patients receive the benefits of exercise? How many clinics and hospitals are concerned with a cancer victim's quality of life and total "Wellness?" Medical centers such as the Company's get their patients by doctor referrals. Our goal is to have cancer patients tell their doctor they insist on being treated by Oncology Care and Wellness Center, independent of the physician's referral. That is the epitome of success.

Use of Market Capitalization:

     Our market capitalization should be used for expansion, acquisitions and development of Primary medical centers. Depending upon the demographics, procedures to be performed and the time involved, a linear accelerator can generate revenues of $1 1/2 to $4 million annually, which translates to a pretax income of close to 40% profit with the average linear accelerator generating a profit of around $1 million. Consequently, because of the profit potential of all operations for reinvestment, and the fact that capital can be raised through Private Placement Memorandums and by the sale of stock in the public market, capitalization will go towards debt liquidation and expansion.
     Management is considering the acquisition of several radiation centers generating substantial revenues, which average more than 25% net profit. Because the Company is publicly traded, these radiation centers may be acquired for stock or a combination of cash and stock. Several "Management with Option to Purchase" contracts are being considered and if those medical centers prove to be viable acquisitions during the management contract, the options will be exercised.

                              GOALS AND OBJECTIVES

     Clinics throughout the United States usually specialize in one modality of therapy or diagnostics only, for example, radiation (external beam or brachytherapy), hormonal, chemotherapy, MRI, PET, pain, etc., with hardly anyone attempting to combine these clinical treatment facilities into a comprehensive medical treatment center on a national scale. This consolidation of medical modalities is cost efficient, practical and should enable the Company to maintain a dossier containing a persons complete medical history in our computerized database, allowing the patient freedom to travel for business or pleasure, knowing that most likely one of our medical centers is nearby that can treat them with the same care and efficiency as the one near home.
     Our ultimate goal is the well-being of individuals and their ability to maintain a healthy and productive existence, living life to its fullest. This is where preventative care and maintenance administered by alternative physicians coupled with modern mainstream medicine come into play. Each Primary medical center needs to have an integrative physician committed to illness and disease cures, and preventative maintenance with the overall care, nutrition, immunity and homeostasis (balance and harmony within the body) of all patients.
     Diagnostics and screening need to function concurrently, to the point of being synonymous. Effective screening provides early detection of cancer at a stage where by it may be thwarted or controlled. Breast, prostate, colon and lung cancers are numerous and deadly. Our goal is to have our diagnostic centers provide inexpensive screening for all types of cancers. This would enable a person to be examined annually at an affordable price, even if insurance carriers refuse to pay for the service.
     The only group in the country that looks closely at and accredits medical programs is sponsored by JCAHO (Joint Commission for Accreditation of Healthcare Organizations). Because preparation for a JCAHO survey is an incredibly time-consuming effort requiring innumerable people working for a year or more to produce hundreds of pages of documentation, medical businesses rarely seek this accreditation. Nevertheless, we shall aspire to achieve this honor as one of our long-term goals.
     For some irrational reason, insurance companies would rather spend $100 thousand to treat a person for a disease, than a minimal amount to prevent it. Apparently, the idiom, "An ounce of prevention is worth a pound of cure," is not in their fiscal budget. After we have established around 6 fully operational comprehensive Primary medical centers with their associated Satellite medical centers, we should then have enough of a patient base to start opening our own blood testing laboratory, thus allowing for comprehensive blood tests in a cost efficient semi-automated computerized environment. A plethora of information regarding a person's current health status and future potential medical problems can be determined from measuring hundreds of various blood levels. This methodology should become so efficacious that we anticipate physicians, clinics and hospitals from across the country requesting us to test their patients' blood, thus ultimately forcing insurance carriers to pay for the procedure.
     Our medical centers should become the most sophisticated, efficient, state-of-the-art, and fully integrated comprehensive medical centers dedicated to the total health and well-being of the individual, resulting in an improved quality of life. We may become the first nationwide medical diagnostic and therapeutic network and should in reality have very little competition. Only hospitals offer some of our proposed services, but because of their extremely high costs of operation with in-patient care, specialized feeding, surgery, a highly paid staff, and a host of other expenses, they can only hope to match our efficiency or cost effectiveness. All of the aforementioned parameters and conditions throughout this section play an integral part in, and are directly related to the eventual success of many of the various subsidiaries of Universal Healthcare Management Systems.

                        CORPORATE STRUCTURE AND DIVISIONS

     By the end of 36 months of operation, we hope to have around 6 Primary medical centers strategically located in various cities throughout the United States functioning as the nucleus of clusters of comprehensive medical centers surrounded by several acquired Satellite medical centers. To accomplish this undertaking, our "Corporate Prototype Medical Center," described below, would become instrumental and an integral necessity to our development. Our success in fulfilling our goals is highly dependent upon our ability to raise capital.

Corporate Prototype Medical Center:

     A prototype medical center known as our "Corporate Medical Center" needs to be developed in South Florida to be used for corporate administration, training and research compilation. Idealistically, all of our Primary medical centers should be cloned from this special center, offering the same excellent state-of-the-art medical equipment, services and treatments nationwide. The fast-food industry replicates their establishments because it is extremely cost efficient, and to give their patrons a comfort level, knowing that wherever they go, everything should always be the same. However, our patients don't come to us simply to satisfy a hunger crave, but with the hope of saving their lives. Inclusive of land, construction and specialized medical equipment expenditures, this Corporate Medical Center should cost approximately $25 million.
     From a psychological point of view, a patient has a much better chance of surviving a deadly disease when exhibiting a healthy positive attitude. It is our intention therefore, to reinforce this attitude by making all patients completely comfortable and complacent regardless of their ailment or the physical location of a center. Patients can have vacations and holidays, take business trips, and even relocate, knowing that every one of our medical centers should essentially be the same and that all of the staff, regardless of their position, should have had the same extensive and rigorous centralized training. A patient's well-being should always be our number one concern!

National Headquarters:

     An office for the national headquarters of Universal Healthcare Management Systems should be opened at the Corporate Medical Center. A professional director of Human Resources needs to be hired to procure qualified personnel and maintain their respective files for all of our subsidiaries. The Chief Financial Officer will be responsible for the financial statements of all subsidiaries and divisions with the subordinate companies having a comptroller reporting directly to the CFO, and for all SEC filings. This consolidation of Human Resources and finance should greatly reduce overhead and dramatically increase efficiency and control over the Company's entire network. In order to avoid any conflicts of interest with the inherent buying power and the large sums of monies to be spent, a Director of Purchasing will be needed to process all purchases for the network.
     The medical centers with their various functions should be combined together under one roof with a highly qualified administrator coordinating all efforts and development. This important position of Director of Administration should be headed by a person with several years of experience in hospital and/or business administration, and have an MBA or higher. Office space for subsidiaries such as real estate, acquisitions, billing, etc. should be allocated appropriately, as well as space for the divisions for training, research, computer systems and website development.

Medical Billing:

     It is a common practice today for doctors, clinics and hospitals to use an outside service for their medical billing due to the complexity of the matter and the constantly changing rules and regulations of government agencies and the various health insurance carriers. For this service, providers of all types pay a fee ranging from 5% to 9% of the amount of monies collected. Our proposed billing division, capable of electronic and paper billing verified through a computerized and accredited custom clearing house, should be able to generate revenues of around $1/2 to $1 million within a year after treatments start to hopefully around $10 to $15 million within 4 to 5-years of operation. Since overhead for this type of business should be a maximum of 50% of revenues, it should become a very lucrative subsidiary.
     Since the Company would already have an established customer base and overhead by virtue of processing the accounts receivable for the Company's medical centers, we should be extremely competitive at procuring new outside business for the billing center, thus being able to have annual revenues increase substantially. Initial expenses are basically for software, a few computers, and office space and furniture for one person per medical center, with the payroll being approximately $150 thousand to $200 thousand initially. Thus, the revenues from literally one medical center should pay for all start-up expenses plus the overhead for the first year of operation, leaving the remaining centers to be much more profitable.

Training:

     Universal  Healthcare   Management  Systems  believes  that  education  and
training should be a life-long endeavor and that it does not end with employment. Since we should have the most modern and advanced equipment in the industry, we need to see that all personnel are adequately trained to operate and interpret the results from the various procedures. This methodology should insure that all medical centers are being run in a very professional manner.
Patients should not be able to distinguish one medical center from another regardless of location, equipment or personnel. The person responsible for all of this training should be stationed at headquarters, while the staff members performing the training should work at our Corporate Medical Center and periodically conduct training at all other centers.
     As we expand to more centers, we need to standardize the design of each center. We need to appoint a Director of Training who should collaborate with the Director of Administration and the Director of Human Resources to compile a document of comprehensive job descriptions detailing the responsibilities, obligations, requirements and necessary training for each position. They will be responsible for teaching all of the necessary skills to the director of each medical center and ensuring that this person is quite capable of administering a medical center to our rigid standards. At unannounced times during the year, senior directors are expected to inspect each medical center to insure that all personnel are performing according to corporate standards.

Research:

     The efforts and results of treatment and research conducted in the medical centers should be coordinated through the Corporate Medical Center and transmitted to the research office, compiled and consolidated, and when warranted, be submitted for publication in peer review medical and scientific journals throughout the country and at appropriate locations within our website. Major efforts towards the eradication of cancer will be greatly facilitated by having large number of physicians and technicians from dozens of medical centers being able to statistically compile their results into the same database. Universal Healthcare Management Systems will be doing its best to help make great strides in curing and preventing these horrible diseases of mankind.
     Because of our centralized, but distributed computing environments, our ability to systematically real-time process the results of thousands of patient treatments annually, should hopefully let us become a great benefit to the medical profession. Utilizing a Microsoft and World Wide Web Compliant Platform, we should bring a special uniqueness to our operation, consequently creating one of the world's greatest computerized medical databases and an environment where all physicians dedicated to the well-being of a person would want to be associated. As new treatments and methodologies are created, we should develop a following of thousands of diverse patients to work with beneficially.
     Results should be known in months instead of years. Where else could a doctor work to fulfill the life-long dream of curing a debilitating disease? As the goals of Universal Healthcare Management Systems come to fruition, we hope to attract the most brilliant medical minds the world has to offer.
     One of the most significant consequences that our treatment and research should make available is a patient profile search through our computerized databases. While protecting patient privacy and complying with applicable regulations, we hope to be able to have tens of thousands of patient's complete medical history recorded in our databases along with; consumption of prescription drugs, over-the-counter drugs, nutrients, vitamins and minerals; procedures, treatments and any surgery; eating, lifestyle and exercising habits; certain blood levels; and most importantly, health improvements thoroughly categorized once under our care and supervision. This data should be available both in non-specific gross format and on an individual basis for the proper care and tracking of the individual patient. This system should enable any one of our doctors to input a new patient's medical data into our computer system and automatically search through thousands of non-identified medical profiles to find persons with similar conditions and see exactly what procedures, drugs, nutrients, etc. were effective, which ones were not, and the most likely course of action to benefit and help treat the patient. This should help revolutionize the medical profession and prevent a lot of misdiagnoses, wrong or inefficient treatments, needless suffering and many deaths.

Computer Systems:

     Universal Healthcare Management Systems would never be able to realize or achieve any of its ambitious goals without an extremely sophisticated state-of-the-art computerized network system. Corporate headquarters should house the mainframe set-up in which all medical centers should automatically transmit their daily events during closed hours including information such as patients seen, therapy, results, details for the billing company, and research and development results and observations. A centralization of data such as this should allow a patient to use any medical center in America since his or her profile could be obtained from the mainframe simply by the push of a button.
     Some of this information should automatically be sorted and compiled by the computer and would not require further processing. The particulars that are necessary for the billing company should be automatically routed to their server, whereas, treatment, research and development data should go to a staff for further processing, compilation and dissemination into our medical databases, various websites, and medical and scientific journals for publication, if appropriate. Obviously, it would be very easy to provide a long and extensive dissertation about a sophisticated computer system is this section. However, it is more beneficial and advantageous to discuss the computer's involvement in each section where it becomes more apropos.

Website Medical Information Database:

     Customer loyalty is the key element to financial success on the Internet. Without it, devastating financial loss is inevitable. The Company should have an extremely loyal customer base because it will help maintain a person's health and hopefully extending their lifespan. Once completed, our Website Medical Information Database will consist of hundreds of web pages, written in lay terminology, discussing practically every cancer, its symptoms, prevention and known methods of treatment, including links to publications of related scientific and medical research. Our patients should be able to e-mail us any medical questions they may have through our website and we hopefully may also offer this service to the general public, unless it becomes too overwhelming.
     Because of the importance of health and the fear of not being healthy, suffering or dying, we hope to become one of the most visited health related websites on the Internet. We deal with life threatening diseases and it is human nature to be loyal to the medical professionals that are involved with your health and obviously, your very existence. Anyone afflicted with a debilitating disease such as cancer would most likely abide by the advice of their medical counsel, especially as they see improvement. Not only should our patients be loyal website browsers, but also they would probably persuade their family and friends to visit our website, thus greatly extending the reach of the website.

                                     WEBSITE

     The growth and development of our computer system, Intranet/Extranet, databases and website, should become an integral part of our success when we introduce our E-commerce subsidiaries for the sales of pharmaceuticals and nutritional health products. Even though these websites won't be available for several years, they should slowly be incorporated into the design of our corporate website. Thus, once established, while our patients and others browse through our website seeking medical information and knowledge regarding diseases and health maintenance or our latest research statistics or to e-mail us a medical question, they would be exposed and linked to our revenue generating websites.

Internet Loyalty:
     Without a doubt, the World Wide Web is in the future of world trade. Very few Internet only companies are profitable. Brick and mortar businesses have been able to make a profit with the Internet by simply using it as another sales tool or center. The reason Internet only companies have so much difficulty with the World Wide Web is because they generally do not have a following of clientele or a very loyal customer base generated by human relationships as is established when a person physically visits and shops in a store, where they can involve their senses of touch, taste, smell, and three dimensional visualization, along with verbalization. Brand recognition as enjoyed by companies such as Sony and Coca Cola, hardly exists. Today's newer companies have hardly any customer loyalty and probably never will. A visit to their website is "cold," predominately based on price and totally impersonal, lacking human contact and warmth. More than two-thirds of the people that click onto the Internet don't go past the first web page. This is why they have to spend so much money advertising just to make a sale, and what's worse, is that they can't effectively make you visit them again.

Website Revenues:

     E-COMMERCE, in just a few short years, has caused the Internet to give rise to the most monumental challenge in a new method of conducting business. It gives the smallest of businesses the opportunity for worldwide expansion with hardly any costs attached. The major key to success in this new endeavor is perseverance, intelligence and ingenuity, and giving the shopper a reason for being loyal to your website brand is paramount! This is still a ground floor opportunity and Universal Healthcare Management Systems intends to take full advantage of it.
     We hope to be a leader setting the standards in this venture and to eventually be one of the most used and discussed health related websites on the Internet. While our patients and others browse through our website seeking medical information and knowledge regarding diseases and health maintenance or our latest treatment and research statistics, they would be functionally exposed and strategically linked to our revenue generating websites. Universal Healthcare Management Systems should be the parent corporation of two Internet subsidiaries:

         1) A Pharmaceutical Company

         2) A Nutritional Health Company

Pharmaceutical Company:

     The numerous medical centers that the Company would have throughout the United States should have tens of thousands of patients. Obviously, either their personal physicians or ours would most likely be prescribing or using various drugs for their health and recovery from illness.
     Our medical centers would be electronically linked through our intranet/extranet computer system directly into our Pharmaceutical Company, thus enabling our doctors to place a prescription electronically within seconds, including the necessary electronic billing to the insurance carrier or patent's credit card. Home delivery could be made by 10:30 A.M. the following morning when necessary or 2 to 3 days later as in most cases.
     We should be able to handle prescription refills most efficiently because of our modern day electronics with our computer automatically generating renewal notices 10 days ahead of time, benefiting our patients and us, so that they should never have to call us as their supply of medicine dwindles knowing that they should receive a fresh supply of medicine 5 to 7 days before running out.
     Ultimately we may employ compounding pharmacists, thus enabling us to provide more flexibility to meet the specific or special needs of our doctors or any other physician in the United States. Because of our potential efficiency and volume of sales, coupled with the existing high profit margin on pharmaceuticals, we should be able to out perform and compete with any company, thus generating healthy revenues with an excellent net profit.

Nutritional Health Company:

     Did you know that over half of the American population takes some form of nutritional supplements and that the sales of vitamins, minerals, herbs and other nutrients grew by more than 60% in the 3-year period from 1997 to 2000? The $100 billion pharmaceutical business, which dwarfs the $14 billion nutritional industry, has started the millennium off by raising drug prices by 20%. What will this do to a profit margin structure that is now averaging a whopping 42 percent? It is so profitable that the pharmaceutical companies are able to spend more than $9,000 per doctor in the United States just to promote their drugs, which will soon become second place to the billions of dollars spent on direct consumer advertising through television and magazines.
     The 7th Annual Conference on Anti-Aging Medicine announced that according to a survey done by the New England Journal of Medicine, 77% of Americans would prefer natural treatments rather than prescription drugs. Not only is that astounding, but 59% said they would change doctors if they could find one who would utilize natural therapies before resorting to prescription drugs. Currently there are 60 million Americans that use the Internet to obtain various types of health information or to make a purchase of some type of health product on the Web.
     Consider this fact; the Food and Drug Administration (FDA) regulates one fourth of the gross national product of the United States. Benjamin Rush, George Washington's doctor and the only physician to sign the Declaration of
Independence, lobbied to have medical freedom included as a right in the Constitution. In his autobiography he wrote, "Unless we put medical freedom into the Constitution, the time will come when medicine will organize into an undercover dictatorship. To restrict the art of healing to one class of men and deny privileges to others will constitute the Bastille of medical science. All such laws are un-American and despotic and have no place in a republic. The Constitution of this republic should make a special privilege for medical freedom as well as religious freedom." Thomas Jefferson has often been quoted as saying, "If people let the government decide what foods they eat and what medicines they take, their bodies will soon be in as sorry a state as are the souls who live under tyranny."
     The autocracy of the FDA is now a reality and many a person has suffered because of it. In 1991 the cost of getting a patent medicine approval was only $318 million according to the Tufts University Center for the Study of Drug Development. However, in 2003 that same approval cost $897 million and will most likely be more than a billion in the next few years. This is the reason for soaring patent medicine prices, and since the FDA is the one that collects these colossal approval fees, they will continue to aggressively fight against any natural products that could be used in place of a patented drug. Progressive integrative medicine combined with natural cures and remedies is waging a strong battle against the FDA and the pharmaceutical giants.
     There is a bill before Congress to guarantee an individual's right to use the medical therapies of their own choice, including those not sanctioned by the FDA, provided that each person is informed of the possible side effects and that the procedure is not approved by the FDA. The Access to Medical Treatment Act (HR-2635 in the House and S-1955 in the Senate), if passed, will finally return healthcare decision-making where it belongs, to the patient.
     On December 18, 1840 in an address to the Illinois House of Representatives, Abraham Lincoln eloquently stated the effect that a restriction of choices can generate by saying, "Prohibition will work great injury to the cause of temperance. It is a species of intemperance within itself, for it goes beyond the bounds of reason in that it attempts to control a man's appetite by legislation, and makes a crime out of things that are not crimes. A Prohibition law strikes a blow at the very principles upon which our government was founded."
     An article written in the journal Emergency Medicine on September 2001 on pages 60-72 by two doctors from the University of Washington School of Medicine titled Recently Discovered Side Effects of New Medications, says, "One of the unfortunate realities involving new drugs is that many of them are found to have side effects, some life-threatening, that no one was aware of at the time of their approval by the FDA." The commentary further states that although these side effects could put you in the emergency room, the probability is that the attending physicians most likely will not know that you are suffering from a side effect of a medication that you are taking.
     Because the market is being bombarded with so many new drugs, the authors further stated, "Educating health care providers about these newly discovered side effects is always difficult." Did you know that the Food and Drug Administration is not required to inform the public about any reports once they approve a drug? They assume that doctors and pharmacists will educate the public. Accordingly, if doctors have a difficult time staying abreast of these reports, how will their patients be affected?
     The most prevalent reason for illness is deterioration of a person's immune system, whereby one is unable to naturally fight the onslaught of disease. It is necessary to have a good mechanic fine tune an engine so that it will run properly, but it is more important to have a nutritionist and knowledgeable physician fine tune your body's engine. Ironically, people are willing to spend hundreds of dollars to keep their car running properly, while at the same time ignoring the most important engine of all, but we will diligently try to reverse that enigma.

     People are inundated with countless bottles of vitamins and herbs on the shelves of stores, many of which are of poor quality and practically useless. The most significant claim that the pharmaceutical manufacturers can make, unlike the nutriceutical manufacturers, is that their products are standardized, which means that a pill made today and one made years later, will be identical. We need to be more than different. Our vitamins, minerals and herbs should be standardized, natural when possible, and of the highest quality and potency available. They should be manufactured for purposes of daily health maintenance and for the treatment of specific problems and illnesses. To this end, Management has established a relationship with a large worldwide bio-medical manufacturer that is eager to work with us.

     As people see that they are becoming healthier and invigorated with more mental and physical energy, and that certain causes and symptoms of pain are being alleviated, they can be expected to stay with their health maintenance regime for life. This obviously influences the cost of health insurance. Sales and operations of the nutriceuticals would be handled exactly in the same manner as with the Pharmaceutical Company or may be filtered through that company.
     On March 13th, 2002 the European Parliament, a 626-member legislative body that represents the 15 European Union countries passed the EU Directive on Dietary Supplements, which categorizes vitamins as medical drugs rather than food supplements, giving until 2005 for every EU country to abide by the Directive. In less than 3 years hundreds of products will be made illegal for over-the-counter sales, including well know items such as selenium and chromium picolinate. Any products that are allowed to remain will contain such low dosages, that they will not be of any therapeutic value.
     The pharmaceutical companies do not like natural supplements because they cannot be patented, give them no profit, and they have no control over their dissemination, but by eliminating the competition of natural products treating illnesses, they are ensuring the need for a prescription. Dr. Matthias Rath, a leading researcher in the field of natural treatments for cancer, is one of the most prominent crusaders fighting against the EU Directive.
     This is not just a European problem, but also one that the FDA may want to invoke. Universal Healthcare Management Systems wants to have its Nutritional Health and Pharmaceutical companies well enough established so that in the event the FDA were able to institute a similar directive as that in the EU, the Company should be prepared to enable our patients get whatever nutritional supplements are necessary.

                               STRATEGIC EXPANSION

     Adherence to the proverb of, "You must crawl before you can walk, and walk before you can run," dictates that we must first develop a group of Satellite medical centers during the beginning of operations. This would give us an immediate stream of revenue with healthy net profits. Satellite acquisitions should have additional space available for expansion or be within a reasonable distance of a location where a full medical center could be developed.
     By the end of the second year of operations, we hope to have made enough acquisitions to add at least three Primary medical centers annually. Most of the Satellite medical centers would be acquired through the acquisition of an existing radiation center or medical clinic, while a few may be built from the ground up. Regardless of the scenario, medical centers should be developed and operated to our ridged specifications and standards. Personnel from around the country should be brought to our Corporate South Florida Training/Treatment and Research Center where they would undergo extensive training and education.
     Proper corporate growth and expansion necessitates the input of several skilled medical experts, as it is important to address and explore the many aspects of the un-met needs and requirements for total wellness patient care and quality of life. To this end, an Advisory Panel of healthcare professionals encompassing numerous specialties and sub-specialties, including integrative medicine, should be established to provide continuous feedback to the Company. This also includes the need for the determination of logistically placed centers most appropriate for serving the best needs of our overall care and wellness goals and philosophy.

     It is hoped that by the end of the year 2006, that we would have around 6 fully operational comprehensive Primary medical centers with gross revenues of approximately $85 million, generating a net pretax profit of $24 million, not including the revenues and profits from Satellites or acquisitions, which would greatly enhance those numbers. By the end of five years of operation as a public company we hope to have about a dozen fully operational comprehensive Primary medical centers grossing revenues of $165 million with net pretax profits of $40 million, not including the revenues and profits from Satellites or acquisitions, which could potentially double those numbers.
     Our long-term goal is to expand our medical centers throughout the United States in a timely and efficient manner. South Florida was chosen as the location for our corporate headquarters and the Training/Treatment and Research Center because of the high incidence of cancer in Florida's aging population and as the gateway to Latin America. After 5-years of successful operation we would like to cross the bridge into the Caribbean and South and Central America.

     Initially, bilingual medical professionals and technicians should be thoroughly qualified at our Training Center and relocated with their families to a medical center that would be built to our specifications in Latin America. It is hoped that our first international undertaking, being in the Caribbean, Mexico or Central America, would be during the year of 2008 and should be fully operational by the following year. International locations should be chosen by per capita income ratios and government participation and cooperation. The countries that we would hope to establish ourselves in should give us incentives such as tax favoritism, construction benefits, employment and educational opportunities such as having their colleges train future personnel, and monetary government participation and subsidization for indigent patent care. As was stated previously, our success in fulfilling our goals is highly dependent upon our ability to raise capital.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR
PLAN OF OPERATION

     The company is a start up company with no revenues at this time. As of September 30, 2003, the company has raised approximately $2,115,000 and has 156 shareholders purchasing 4,478,713 shares, including executive officers and directors.
     The company has approximately $15,730 in its bank account as of September 30, 2003 and has approximately $159,200 in deposits with a company attorney. The funds held by the attorney were to be used for a proposed purchase of a parcel of land. The Company has decided it will not proceed with this purchase of this property. However, the funds will be retained by the attorney for future acquisitions.
     The company has enough cash to satisfy its cash requirements as per the business plan for only a few months and must raise additional money. However, the company will not undertake the development of any facility until the necessary cash is on hand or irrevocably committed.
     During the next 12 months it is our intention to acquire various cancer care centers. The Company is beginning the process of raising funds to accomplish its business objectives. Over the next 12 months the Company will need approximately $28,250,000 to accomplish such objectives as indicated above. We have several serious investors interested in the Company. However, there is no guarantee that these investors will advance funds to the Company as no written agreements have been entered into at this time. Secondly, we are pursuing the acquisition of several medical centers. This is being handled in two different manners. For example, we have 2 cancer treatment centers that are are willing to sell their businesses in exchange for stock in our company. We project if we can consummate these transactions that these acquisitions will give us immediate revenues of over $1 million based upon existing operations. At this time the Company cannot determine if such acquisitions will be profitable, however, the Company believes it will be able to make these centers profitable to what extent is not known under the Company's management team. The expected proposed method of acquisition by the Company is unique in that our agreement to acquire will be set up with two parts - patient management and an option to buy. The first part of any proposed contract will address patient management, which we will strive to receive 70% of the increase of revenues that we create as of the date of the such proposed contract. The average cancer center treats 18 to 25 patients daily, but the equipment and employees are capable of handling 40 to 50 patients daily. Our proposed contracts will strive to give us one year to increase the patient throughput (number of patients handled daily). It is our intention to have one of our personnel spend a few weeks in the area surrounding the center to be acquired soliciting referring physicians. It only takes one or two new doctors to refer enough patients to increase the patient throughput by around 10 persons daily. An increase of only one person per day being treated, because of our efforts, relates to an annual income of $65 to $70 thousand. Therefore, if we increase the patient throughput for that medical center by 7 to 8 persons per day, then we will have derived additional gross revenues of $500,000.00 with our only expense being an employee soliciting local doctors for around one month. This income will serve a dual purpose; first it will show that the geographical area has growth potential, and secondly it will serve as our down payment for the acquisition. If we are unable to increase the patient throughput by at least 15%, then the facility has no growth potential and we will not want it for acquisition. The second part of our proposed agreement will include a one-year option to purchase the facility. This one-year period gives us adequate time to perform all of the due diligence necessary for making the acquisition, including sufficient time to increase patient throughput. The purchase price will be predetermined and included in the contract - based on current patient throughput value, not including our increases. Typical payment terms for the facility will be 50% cash and 50% stock, made in 3 equal annual payments. Although our actions may not make the Center profitable, we will be able to determine that without compromising our goals. We will have generated more cash than necessary while in the management phase to give us the ability to exercise the option. If we never raise any money by virtue of being a public company, we expect to generate enough revenue through proposed acquisitions through the methods indicated above to proceed While we believe we may generate sufficient cash or profit, there can be no guarantee that this will be the case. We do not expect any significant changes in the number of employees for the first year of operation other than the hiring of 4 to 6 persons.
     We have been contacted by several investment bankers and investment relations firms that are anxious to work with us. Numerous stockbrokers have read our business plan and have interested sophisticated investors. Now that we are trading we are in the process of negotiating with certain brokerage firms to help us raise funds. None of these negotiations are finished at this time nor do we have any definitive agreements at this time. The cash projections however, do include a provision for estimated costs associated with the use of a brokerage firm or firms to promote and sell our stock under this prospectus. Many investor-type physicians have spoken with us and shared their enthusiasm for our company. There have been no significant breakthroughs in cancer therapy for several years. Most persons that read our business plan have been very impressed and believe that we will be able to make a significant contribution in the treatment and success rate of cancer therapy. We see no shortage of potential investors. Our board of directors is world-renowned and is stimulating investor interest constantly.

     On December 5, 2003 as indicated above, the Company acquired a cancer care center from Heritage Hills Oncology Center in Littlestown, Pennsylvania.
Littlestown  is a  small  community  of  about  4,000  people  in  Adams  County
(population fewer than 100,000) and is about 44 miles from Baltimore. The details of the acquisition are set out in the December 30, 2003 filing of Form 8-K.
     It estimated that the initial capital requirements to get this center operating is approximately $ 600,000. First year revenue from this center is projected to be approximately $ 1,600,000. Expenses for the first year are projected to be $1,100,000, leaving a projected profit of $ 500,000.

Employees

     We currently have 7 employees and anticipate hiring 4 to 6 more people over a period of a year. Medical centers will require an average of 6 employees each, a radiation oncologist, radiation technician, dosimetrist, nurse, and 2 to 3 office personnel. As we are able to make acquisitions, we intend to keep the persons employed at the medical center that we purchase. We do not anticipate any unusual problems obtaining the necessary personnel to function properly.

     The following summary represents estimated the Cash requirements in the first 12 months:

               Acquisition of Cancer Care Centers          $ 21,500,000

               Contingency - acquisition of additional
                 existing medical centers                     3,500,000

               Initial equipment costs                          400,000

               Amounts advanced as prepaid lease costs
                 on certain of the equipment                  1,350,000

               Operating costs - marketing                      500,000

               Operating costs - general and admin              750,000

               Operating costs - professional fees              250,000
                                                             ----------

                  Total cash requirements                  $ 28,250,000
                                                             ==========
            Expected Net Proceeds
            -----------------

              From this offering                             28,250,000
                                                             ----------
                                                           $ 28,250,000
                                                             ==========
  Competitive Differences:

     What will set us apart and make us different from other treatment centers' Practically all of the thousand plus radiation centers in America perform radiation therapy only. We will have total oncology care, but so do various other clinics such as Mayo, Cleveland and U.S. Oncology. However, this is where the similarity ends. All Primary medical centers will have the latest state-of-the-art three-dimensional IMRT radiation therapy, providing the patient with the greatest chance of success with the least side effects. Our facilities will be fully comprehensive with screening, diagnostics and imaging, with state-of-the-art equipment, and perhaps the first, or only medical centers to offer this on a national scale.

     Clearly our goal is to care for the patient in an efficient way, but not at the expense of the well being of the patient. We will not sacrifice quality for time. Perhaps our most important contribution to the medical industry is our inimitable ability to place medical care properly back in the hands of capable physicians where they will not be hampered by time limits, where the physician and patient can decide upon the therapies to be undertaken, not the physician and the insurance company's bottom line.

DESCRIPTION OF PROPERTY

     On July 1, 2003, the Company entered into a new lease with Springtree Country Club Plaza, Ltd. to rent new premises at 3801 N. University Drive, Suite 317, Sunrise, Florida 33351. The Company received one month's free rent and commenced paying rent on August 1, 2003. The Company is renting approximately 1,300 square feet of office space at an annual cost of $17,462 or 1,455 monthly including all common area and taxes. The term of lease is 2 years expiring June 2005 with 2 options to renew for a further one year per option. Functionally, the Sunrise office is to handle all public and investor relations for the company, including the organization of an oncology care and wellness council consisting of several hundred doctors throughout the U.S. Our website generates daily calls, as does word of mouth in the industry. We have several calls daily by interested investors and doctors wanting to serve on the council. It would be impossible to handle the activity our company is generating without this office. The people in there are very well trained and do an excellent job. It is anticipated to keep that office functional for at least 2-years. It is management's opinion that that the property is adequately insured.

REPORTS TO SECURITY HOLDERS

     The Company is presently a reporting issuer and as such will make such filings available including annual audited financial statements as well as quarterly unaudited financial statements and any material information that management feels will be useful disclosure available to its security holders on a timely basis in accordance with the Securities Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The following is a summary in accordance Item 404 of Regulation S-B

 Dec 27, 2001  Kenneth Hankin  510,000 common shares for $ 0.001 per share
 Sep 13, 2002                  990,000 common shares for $ 0.001 per share

 Dec 27, 2001  Ardie Nickel    110,000 common shares for $ 0.001 per share
 Sep 13, 2002                   15,000 common shares for $ 0.001 per share

 Dec 27, 2001  Edward Annis,    10,000 common shares for $ 0.001 per share
 Dec 27, 2001                   16,667 common shares for $ 0.90 per share
 Sep 13  2002                   15,000 common shares for $ 0.001 per share

 Dec 27, 2001  Arthur Porter    10,000 common shares for $ 0.001 per share
 Sep 13, 2002                   15,000 common shares for $ 0.001 per share

 Dec 27, 2001  Daniel Kido      10,000 common shares for $ 0.001 per share
 Feb 28, 2002                   11,111 common shares for $ 0.90  per share
 Sep 13, 2002                   15,000 common shares for $ 0.001 per share

 Feb 14, 2002  E. M Haacke      10,000 common shares for $ 0.90  per share
 Sep 13, 2002                   25,000 common shares for $ 0.001 per share

 Sep 13, 2002  Susan Reynolds   25,000 common shares for $ 0.001 per share

 Sep 13, 2002  W. Walker,       25,000 common shares for $ 0.001 per share


     The various members of the management team have received shares of common stock in consideration of preparing the company's business plan, costs and expenses in relating to the attendance at various management and directors' meetings and other costs relating to the Company's operations at the time the Company just started and did not have the cash to pay for such services and expenses.

     At the current time, the Company has no provision to issue any additional securities to management, promoters or their respective affiliates or associates. At such time as the Board of Directors adopts an employee stock option or pension plan, any issuance would be in accordance with the terms thereof and proper approval. Although the Company has a very large amount of authorized but unissued Common Stock which may be issued without further shareholder approval or notice, the Company intends to reserve such stock for the Rule 504, 505 and 506 offerings for acquisitions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Company commenced trading in August 2003 in the over-the counter market. There has however only been limited trading of the stock at this time.

     For the quarter ended September 30, 2003, the lowest bid price was $4.80 and the highest bid price was $5.60.

     The Company has issued a total of 906,895 warrants entitling the holder to 1 common share for each warrant held that could be sold pursuant to Rule 144 under the Securities Act of which 434,468 have been exercised leaving a balance.


     In accordance with Item 201(d) of Regulation S-B, the Company has not commenced any equity compensation plans of any nature at this time nor has any been contemplated for the future.

     As of September 30, 2003, there are 156 shareholders.

     There are no provisions at this time to pay out dividends. It is expected that no dividends will be paid out in the foreseeable future. Any future earnings will be used to pay down mortgage debt and to expand by the acquisition or construction of future medical centers.

EXECUTIVE COMPENSATION
----------------------

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                    SUMMARY COMPENSATION TABLE
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           Annual Compensation
        -------------------------------
a)         (b)          (c)         (d)    (e)           (f)         (g)
Name and
Principal             Salary        Bonus Shares Issued Warrants   Warrants
Position   Year        ($)           ($)   at $ .001     Issued    Exercised

K. Hankin  2003      104,000          0            0      0          0
CEO

A. Nickel  2003       13,000          0            0      0          0
Secretary
All other
directors as
a group    2003            0          0            0      0          0

FINANCIAL STATEMENTS


     The   financial   statements   shown  are  for  the  year  ended  June  30,
2003(audited) and the three months ended September 30, 2003(unaudited) and are as follows:






                              UNIVERSAL HEALTHCARE
                            MANAGEMENT SYSTEMS, INC.
                          (A Development Stage Company)

                              Financial Statements
                            Year Ended June 30, 2003

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Universal Healthcare Management Systems, Inc., Inc.


     We have audited the accompanying consolidated balance sheets of Universal Healthcare Management Systems, Inc., Inc. (A Development Stage Company) as of June 30, 2003, and the related consolidated statement of operations, cash flows, and changes in stockholders' equity for the year then ended and for the period December 26, 2001 (inception) to June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Universal Healthcare Management Systems, Inc., at June 30, 2003, and the results of their consolidated operations and their cash flows for the year then ended and for the period, December 26, 2001 (inception) to June 30, 2003 in conformity with accounting principles generally accepted in the United States.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company's recurring losses from operations raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty


Michael Johnson & Co., LLC
Denver, Colorado
October 3, 2003

                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A Development Stage Company)
                           Consolidated Balance Sheet
                             June 30, 2003 and 2002



                                                        2003            2002
                                                     ----------     -----------
ASSETS:
Current Assets:
 Cash                                                 $ 50,893        $116,310
 Deposits                                              159,200         166,000
 Other asset                                               585             585
                                                     ---------       ---------
                                                     ---------       ---------
Total Current Assets                                   210,678         282,895
                                                     ---------       ---------

Fixed Assets:
 Computer equipment - net of accum depreciation
              of $7,257                                 25,803          15,687
                                                     ---------       ---------
                                                     ---------       ---------
Net Fixed Assets                                        25,803          15,687
                                                     ---------       ---------

TOTAL ASSETS                                          $236,481        $298,582
                                                     =========       =========


LIABILITIES AND STOCKHOLDERS' EQUITY:

Current Liabilities:
Accounts payable                                      $  7,563        $   -
                                                     ---------        --------

TOTAL CURRENT LIABILITIES                                7,563             -
                                                     ---------        --------

Stockholders' Equity:
    Common stock, $.001 par value, 100,000,000
    shares authorized, 4,440,466 and 1,586,895
    shares issued and outstanding respectively
     at June 30, 2003 and 2002                           4,440           1,587
   Additional paid in capital                        2,010,403         765,678
  Deficit accumulated during the development
        stage                                       (1,785,925)       (468,683)
                                                    ----------       ---------
Total Stockholders' Equity                             228,918         298,582
                                                    ----------       ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $236,481        $298,582
                                                    ==========       =========


The accompanying notes are an integral part of these financial statements.

                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A Development Stage Company)
                      Consolidated Statement of Operations



                                                    (Inception)   (Inception)
                                             Year  September 24,  September 24,
                                            Ended     2001 to       2001 to
                                           June 30,  June 30,      June 30,
                                             2003     2002          2003
                                         ---------  -----------  -----------
INCOME                                     $ -       $ -            $ -


OPERATING EXPENSES:
Salaries and wages                        398,607      -             398,607
 Employee benefits/payroll taxes           22,049      -              22,049
 Legal fees                                41,963    137,744         179,707
 Consulting fees                          568,501    131,960         700,461
 Management fees                           54,800    113,332         168,132
 General and administrative               156,359     71,440         227,799
 Application fees                          64,700        -            64,700
 Marketing, travel, and entertainment       5,006     13,207          18,213
 Depreciation                               5,257      1,000           6,257
                                        ---------  ---------       ---------
                                        ---------  ---------       ---------
Total Operating Expenses                1,317,242    468,683       1,785,925
                                        ---------  ---------       ---------

Net Loss from Operations             $ (1,317,242)$ (468,683)   $ (1,785,925)
                                        =========  =========       =========

Weighted average number of
  shares outstanding                    3,552,836  1,586,895
                                        =========  =========

Net Loss Per Share                        $ (0.37)   $ (0.30)
                                        =========  =========




The accompanying notes are an integral part of these financial statements.

                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A Development Stage Company)
                       Consolidated Statement of Cash Flow

                                                   (Inception)   (Inception)
                                             Year  September 24,  September 24,
                                            Ended     2001 to       2001 to
                                           June 30,  June 30,      June 30,
                                             2003     2002          2003
                                         ---------  -----------  -----------
Cash Flows From Operating Activities:
  Net loss                            $(1,317,242)  $(468,683)   $(1,785,925)
  Adjustments to reconcile net loss to
    net cash used in operating
     activities:
  Depreciation                              6,257       1,000          7,257
  Stock issued for services               458,146       6,500        464,646
   Changes in assets and liabilities:
    Increase in deposits                    6,800    (166,000)      (159,200)
    Increase in other assets                 -           (585)          (585)
    Increase in accounts payable            7,563          -           7,563
                                       ----------    --------    -----------
       Total adjustments                  478,766    (160,085)       319,681
                                       ----------    ---------   -----------
Net cash used in operating activities    (838,476)   (627,768)    (1,466,244)
                                       -----------   ---------   -----------
Cash Flow From Investing Activities:
  Purchase of computer equipment          (16,373)    (16,687)       (33,060)
                                       ----------    ---------   -----------
Net cash used in investing activities     (16,373)    (16,687)       (33,060)
                                       ----------    ---------   -----------
Cash Flow From Financing Activities:
  Issuance of common stock                789,432     760,765      1,550,197
                                       ----------    ---------   -----------
Net cash provided by financing
 activities                               789,432     760,765      1,550,197
                                       ----------    ---------   ------------
Increase (Decrease) in cash               (65,417)    116,310         50,893

Cash and cash equivalents - beginning of
  period                                  116,310        -              -
                                       ----------    ---------   ------------
Cash and cash equivalents - end of
   period                                $ 50,893   $ 116,310       $ 50,893
                                       ==========    =========   ============
Supplemental Cash Flow Information:
  Interest paid                            $ -         $ -            $ -
                                       ==========    =========   ===========
                                       ==========    =========   ===========
  Taxes paid                               $ -         $ -            $ -
                                       ==========    =========   ===========


The accompanying notes are an integral part of these financial statements.

                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A Development Stage Company)
            Consolidated Statement of Changes in Stockholders' Equity
          For the Period December 26, 2001(Inception) to June 30, 2003

                                                        Deficit
                                                      Accumulated
                                            Additional During the
                                Common Stock  Paid-In  Development
                            Shares     Amount Capital    Stage       Totals
--------------------------------------------------------------------------------
Balance -  December 26, 2001   -      $ -     $   -     $ -         $ -

Stock issued for cash      760,765     761     684,613    -           685,374
Stock issued for cash      176,130     176      75,215    -            75,391
Stock issued for services  650,000     650       5,850    -             6,500
Net loss for period            -         -        -      (468,683)   (468,683)
--------------------------------------------------------------------------------

Balance - June 30, 2002  1,586,895   1,587     765,678   (468,683)    298,582
--------------------------------------------------------------------------------

Correction of prior
 year's stock             (680,000)   (680)        680    -             -

Stock issued for cash    1,905,198   1,905     369,845    -           371,750
Stock issued for
  services               1,146,850   1,147     456,999    -           458,146
Warrants exercised         481,523     481     417,201    -           417,682
Net loss                       -         -        -     (1,317,242)(1,317,242)
--------------------------------------------------------------------------------
Balance - June 30,
      2003               4,440,466 $ 4,440  $2,010,403 $(1,785,925)  $228,918
                       =========== =======  ========== ===========  =========








The accompanying notes are an integral part of these financial statements.

                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A Development Stage Company)
                          Notes To Financial Statements
                                  June 30, 2003

Note 1 - General

         Nature of Business

Universal Healthcare Management Systems, Inc., Inc. (the "Company") was incorporated on December 26, 2001 under the laws of the State of Florida. The Company's primary business activity is to complete the construction of a medical facility dedicated to the treatment of cancer related diseases. The Company plans on constructing and/or acquiring several different locations over time.

In May of 2002, the Company acquired its wholly owned subsidiary Oncology Care and Wellness Center (Oncology) through a recapitalization, by the issuance of 760,765 shares of the Company's common stock for all the outstanding shares of Oncology. This transaction was accounted for using the purchase method and the operations of Oncology are consolidated for financial reporting purposes. Oncology was incorporated on September 24, 2001. After acquisition, Oncology became inactive.

The Company's fiscal year end is June 30.

Note 2 - Summary of Significant Accounting Policies:

         Basis of Presentation - Development Stage Company

The Company has not earned any revenue from limited principal operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity (deficit) and cash flows disclose activity since the date of the Company's inception.

         Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. Significant accounting principles followed by the Company and the methods of applying those principles, which materially affect the determination of financial position and cash flows are summarized below.

Basis of consolidated financial statements include the accounts of Universal Healthcare Management Systems, Inc. and its wholly owned subsidiaries, Oncology Care and Wellness Center, Inc, and Universal Holding & Development Inc. All significant intercompany transactions and balances have been eliminated on consolidation.

         Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A Development Stage Company)
                          Notes To Financial Statements
                                  June 30, 2003


Note 2 - Summary of Significant Accounting Policies: (Continued)

         Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considered all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.

         Property and Equipment

The Company follows the practice of capitalizing property and equipment is stated at cost in excess of $500. The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized. Depreciation is computed over the estimated useful lives of the assets generally as follows:

         Computers, Equipment & Furniture            5 years

         Depreciation expense for 2003 was $6,257.

         Income Taxes

The Company accounts for income taxes under SFAS No. 109, which requires the asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse

         Net earning (loss) per share

Basic and diluted net loss per share information is presented under the requirements of SFAS No. 128, Earnings per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period, less shares subject to repurchase. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible preferred stock, in the weighted-average number of common shares outstanding for a period, if dilutive. All potentially dilutive securities have been excluded from the computation, as their effect is anti-dilutive.

         Fair Value of Financial Instruments

The carrying amount of cash, deposits, accounts payable are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

        Recently Issued Accounting Standards

On July 20, 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Intangible Assets." SFAS No. 141 is effective for all business combinations completed after June 30, 2001. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001; however, certain provisions of this Statement apply to goodwill and other intangible assets acquired between July 1, 2001, and the effective date of SFAS No. 142. The implementation of SFAS No. 141 and SFAS No. 142 will not have a material effect on the financial position or results of operations of the Company.

                 UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A Development Stage Company)
                          Notes To Financial Statements
                                  June 30, 2003


2.       SIGNIFICANT ACCOUNTING POLICIES(continued)

         Recently Issued Accounting Standards

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment of Disposal of Long-Lived Assets." SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. The implementation of SFAS No. 144 will not have a material effect on the financial position or results of operations of the Company.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", which addresses accounting for restructuring and similar costs. SFAS NO. 146 supersedes previous accounting guidance, principally Emerging Issues Task Force Issue No. 94-3. SFAS No 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred, SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value.
Accordingly, SFAS No. 146 may affect the timing of recognizing future restructuring costs as well as the amount recognized. SFAS NO. 146 is effective for exit or disposal activities that are initiated after December 31, 2002.

In November 2002, the FASB Interpretation No. 45 (FIN 45) " Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect
Guarantees of Indebtedness of Others." FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of certain guarantees. FIN 45 also requires disclosure about certain guarantees that an entity has issued. The Company has implemented the disclosure requirements required by FIN 45, which were effective for fiscal years ending after December 15, 2002. The Company will apply the recognition provisions of FIN 45 prospectively to guarantees issued after December 31, 2002.

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation-Transition and Disclosure - an amendment of FASB Statement No. 123" (FAS 148). The statement amends SFAS 123 "Accounting for Stock Based Compensation:" (FAS 123) to provide alternative methods of voluntarily transition to the fair value based method of accounting for stock based employee compensation. FAS 148 also amends the disclosure requirement of FAS 123 to require disclosure of the method used to account for stock based employee compensation and the effect of the method on reported results in both annual and interim financial statements. The disclosure provisions will be effective for the Company beginning with the Company's quarter ended March 31, 2003. The
Company has no current intention to change its policy of accounting for stock-based compensation.

                 UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A Development Stage Company)
                          Notes To Financial Statements
                                  June 30, 2003


2.       SIGNIFICANT ACCOUNTING POLICIES(continued

         Recently Issued Accounting Standards


     In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), " Consolidation of Variable Interest Entities, and Interpretation of ARB No.51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficial of the entity if the equity investors in the entity do not have characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning on or after June 15, 2003.

     On April 30, 2003 the FASB issued Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. The amendments set forth in Statement 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. In particular, this Statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in Statement 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. This Statement is effective for contracts entered into or modified after June 30, 2003.

     On May 15, 2003 the FASB issued Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". The Statement improves the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. The new Statement requires that those instruments be classified as liabilities in statements of financial position. In addition to its requirements for the classification and measurement of financial instruments in its scope, Statement 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, all of whose shares are mandatorily redeemable. Most of the guidance in Statement 150 is effective for all financial instruments entered into or modified after May 31, 2003.

The company believes that none of the recently issued accounting standards will have a material impact on the financial statements.

  Note 3 - Deposits

The Company has deposited funds with its corporate attorney. The main purpose is to fund the purchase of a parcel of land comprising 2.25 acres of raw land at the corner of West 16th Avenue and 37th Street in Hialeah, Florida. The closing date will be determined once financing is in place. At June 30, 2003, the Company had $159,200 in its deposit account.

                 UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A Development Stage Company)
                          Notes To Financial Statements
                                  June 30, 2003
  Note 4 - Warrants

Each of the existing shareholders has been given a warrant to purchase additional stock equivalent to the amount of stock already owned. The warrant to purchase is exercisable only after the first day upon which the Company begins trading as a public entity. The warrant to purchase is good for 90 days after which it becomes null and void. The exercise price is determined by the average "Closing Bid Price" of the common stock of the Company for the five (5) trading days prior to the "Date of Exercise." If the stock has not trade for five (5) days, then the closing price of the last day before the exercise date shall be used as the exercise price. The holder of a warrant to purchase agrees that the resale of the shares issuable upon exercise may be subject to "lock-up" pursuant to any restrictions reasonably required by any underwriter, if applicable, and to the extent the Company undertakes a secondary offering.

In the event that the Company proposes to file a registration statement under the Act, the Company must give the Holder of such warrant fifteen days written notice prior to the filing of such registration statement. If the Holder wishes to include his warrant stock as part of the registration statement, any written notice of such intention must be made and given to the Company not lees than five (5) days prior to the date specified in the notice as the date on which such registrations statement is intended to be filed. The exercise price is the same price paid originally. The Company has issued a total of 906,895 warrants entitling the holder to one common share per share warrant. As of June 30, 2003, the Company had issued 481,523 warrants as follows:

       156,875 at a price of $.80 per share in the amount of $125,500 324,648 at a price of $.90 per share in the amount of $292,182

The shareholders who had made loans of more than $25,000 initially and who had been given warrants at an exercise price of $.80 per share. The balance of the warrants exercised represented an exercised represented equal to the conversion price of the shareholders original loans to the Company's wholly-owned subsidiary, to shares of the Company.

                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A Development Stage Company)
                          Notes To Financial Statements
                                  June 30, 2003
Note 5 - Income Taxes

There has been no provision for U.S. federal, state, or foreign income taxes for any period because the Company has incurred losses in all periods and for all jurisdictions.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets are as follows:

     Deferred tax assets
     Net operating loss carryforwards                            $1,785,925
     Valuation allowance for deferred tax assets                 (1,785,925)
                                                                  ---------
         Net deferred tax assets                                 $    -
                                                                  =========
Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. As of June 30, 2003, the Company had net operating loss carryforwards of approximately $1,785,925 for federal and state income tax purposes. These carryforwards, if not utilized to offset taxable income begin to expire in 2016. Utilization of the net operating loss may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation could result in the expiration of the net operating loss before utilization.

Note 6 - Commitments

         Rental Lease

In July 2003, the Company entered into a two year operating lease agreement for the rental of office space at 3801 N. University Drive, Suite 317, Sunrise, Florida. Minimum rentals, on an annual basis, are as follows:

               2004      $17,462
               2005       16,009

         Consulting Agreements

In January 2003, the Company entered into a one year consulting agreement with a management consultant and business advisory company with monthly payments due of $4,000.

         Loan Commitments

In January 2003, the Company entered into an agreement with The Interchange Group (TIG) in effort to implement working capital of approximately $6,000,000. The Company paid a $35,000 processing fee and as of June 30, 2003 has not received any funds from TIG.

Note 7 - Related Party Transactions

The Company's President was paid $ 54,800 in management fees and $ 51,600 in wages and salaries.


Note 8 - Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. The Company operations are in the development stage, the Company has generated no income, and has incurred losses of $1,785,925 from operations since inception.

The future success of the Company is likely dependent on its ability to attain additional capital to develop its proposed products and ultimately, upon its ability to attain future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.

                 UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                          (A Development Stage Company)

                    Consolidated Interim Financial Statements

                               September 30, 2003

UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
CONSOLIDATED BALANCE SHEET
(UNAUDITED)
-------------------------------------------------------------------------------

                                                 September 30,
                                                    2003         June 30, 2003
                                                  (Unaudited)     (Audited)
-------------------------------------------------------------------------------
ASSETS

CURRENT
Cash                                              $  15,730       $  50,893
Deposits                                            159,200         159,200
Prepaid expenses and sundry                          28,833             585
-------------------------------------------------------------------------------

Total Current Assets                                203,763         210,678
-------------------------------------------------------------------------------

FIXED - AT COST
Computer equipment                                   43,049          33,060
Less: Accumulated depreciation                       (9,359)         (7,257)
-------------------------------------------------------------------------------

Net Fixed Assets                                     33,690          25,803
-------------------------------------------------------------------------------


TOTAL ASSETS                                      $ 237,453       $ 236,481
-------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT
Accounts payable                                  $  45,430       $   7,563
-------------------------------------------------------------------------------

Total Current Liabilities                            45,430           7,563
-------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
Common stock, par value $ .001, authorized
 100,000,000,
issued and outstanding - 4,478,713,(June 30,
  2003 - 4,440,466)                                   4,478           4,440

Additional paid-in capital                        2,114,916       2,010,403

Deficit accumulated during development stage     (1,927,371)     (1,785,925)
-------------------------------------------------------------------------------

Total Stockholders' Equity                          192,023         228,918
-------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $  237,453      $  236,481
-------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
INTERIM CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED
-------------------------------------------------------------------------------

                                                                        FROM
                                                                     INCEPTION
                                                                  (SEP 24, 2001)
                                       THREE MONTHS ENDED               TO
                                     SEPTEMBER    SEPTEMBER         SEPTEMBER
                                      30, 2003    30, 2002          30, 2003
-------------------------------------------------------------------------------
REVENUE                            $    -      $     -             $    -
-------------------------------------------------------------------------------

OPERATING EXPENSES
Wages and benefits                   66,630       84,963            487,286
General and administrative           26,201       31,543            254,000
Management fees and salaries         22,000       28,000            190,132
Legal fees and professional fees     15,000       30,870            194,707
Consulting fees                       7,000       62,422            707,461
Marketing, travel and entertainment   2,512        1,683             20,725
Applications fees                       -            -               64,700
Depreciation                          2,103        1,130              8,360
-------------------------------------------------------------------------------

Total Operating Expenses            141,446      240,611          1,927,371
-------------------------------------------------------------------------------

NET LOSS                          $(141,446)   $(240,611)      $ (1,927,371)
-------------------------------------------------------------------------------

WEIGHTED AVERAGE NUMBER OF SHARES
   OUTSTANDING - BASIC AND FULLY
                    DILUTED       4,461,807    3,438,200
                                 ==========   ==========

NET LOSS PER SHARE - BASIC AND
 FULLY DILUTED                    $   (0.03)  $    (0.07)
                                   ========    =========







The accompanying notes are an integral part of these financial statements.

UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)
-------------------------------------------------------------------------------

                                                                      FROM
                                                                   INCEPTION
                                                                (SEP 24, 2001)
                                         THREE MONTHS ENDED           TO
                                       SEPTEMBER    SEPTEMBER     SEPTEMBER
                                       30, 2003     30, 2002       30, 2003
-------------------------------------------------------------------------------
CASH FLOW FROM OPERATING ACTIVITIES
Net Loss                             $ (141,446)  $ (240,611)   $ (1,927,371)
Adjustments to reconcile net loss to
 net cash used in operating activities
Stock issued for services                  -            -            464,646
Depreciation                              2,103        1,130           9,360
Changes in assets and liabilities
 Increase(decrease) in deposit             -           6,800        (159,200)
 Increase in prepaid expenses and
         sundry                         (28,248)        -            (28,833)
 Increase in accounts payable            37,867         -             45,430
-------------------------------------------------------------------------------
                                         11,722        7,930         331,403
-------------------------------------------------------------------------------

Net Cash Used in Operating Activities  (129,724)    (232,681)     (1,595,968)
-------------------------------------------------------------------------------

CASH FLOW FROM FINANCING ACTIVITIES
 Exercise of warrants                      -         110,633         417,682
 Issuance of common stock               104,551       40,998       1,237,066
-------------------------------------------------------------------------------

Net Cash Provided By Financing
       Activities                       104,551      151,631       1,654,748
-------------------------------------------------------------------------------

CASH FLOW FROM INVESTING ACTIVITES
 Purchase of fixed assets                (9,990)      (7,073)        (43,050)
-------------------------------------------------------------------------------

Net Cash Used In Investing Activities    (9,990)      (7,073)        (43,050)
-------------------------------------------------------------------------------

Increase(Decrease) in Cash              (35,163)     (88,123)          15,730

Cash and Cash Equivalents - Beginning
   of Period                             50,893      116,310              -
-------------------------------------------------------------------------------

Cash and Cash Equivalents - End of
 Period                               $  15,730   $   28,187        $  15,730
-------------------------------------------------------------------------------





The accompanying notes are an integral part of these financial statements.

                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                        (A Development Stage Enterprise)
               Notes To Consolidated Interim Financial Statements
                               September 30, 2003
                                   (Unaudited)

Note 1 - General

         Nature of Business

Universal Healthcare Management Systems, Inc., Inc. (the "Company") was incorporated on December 26, 2001 under the laws of the State of Florida. The Company's primary business activity is to complete the construction of a medical facility dedicated to the treatment of cancer related diseases. The Company plans on constructing and/or acquiring several different locations over time.

In May of 2002, the Company acquired its wholly owned subsidiary Oncology Care and Wellness Center (Oncology) through a recapitalization, by the issuance of 760,765 shares of the Company's common stock for all the outstanding shares of Oncology. This transaction was accounted for using the purchase method and the operations of Oncology are consolidated for financial reporting purposes. Oncology was incorporated on September 24, 2001. After acquisition, Oncology became inactive.

The Company's fiscal year end is June 30.

Note 2 - Summary of Significant Accounting Policies:

         Basis of Presentation - Development Stage Company

The Company has not earned any revenue from limited principal operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity (deficit) and cash flows disclose activity since the date of the Company's inception.

         Basis of Accounting

     The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States for interim financial information. The accompanying consolidated financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. These financial statements should be read in conjunction with the financial statements for the year ended December 31, 2002 and notes thereto contained in the Report on Form 10-KSB of the Company as filed with the Securities and Exchange Commission. The results of operations for the three months ended September 30, 2003 are not necessarily indicative of the results for the full fiscal year ended June 30, 2004. Significant accounting principles followed by the Company and the methods of applying those principles, which materially affect the determination of financial position and cash flows are summarized below.

     These consolidated financial statements include the accounts of Universal Healthcare Management Systems, Inc. and its wholly owned subsidiaries, Oncology Care and Wellness Center, Inc, and Universal Holding & Development Inc. All significant intercompany transactions and balances have been eliminated on consolidation.

         Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                 UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                        (A Development Stage Enterprise)
               Notes To Consolidated Interim Financial Statements
                               September 30, 2003
                                   (Unaudited)


Note 2 - Summary of Significant Accounting Policies: (Continued)

         Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considered all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.

         Property and Equipment

The Company follows the practice of capitalizing property and equipment is stated at cost in excess of $500. The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized. Depreciation is computed over the estimated useful lives of the assets generally as follows:

        Computers, Equipment & Furniture            5 years

         Income Taxes

The Company accounts for income taxes under SFAS No. 109, which requires the asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse

         Net earning (loss) per share

Basic and diluted net loss per share information is presented under the requirements of SFAS No. 128, Earnings per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period, less shares subject to repurchase. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible preferred stock, in the weighted-average number of common shares outstanding for a period, if dilutive. All potentially dilutive securities have been excluded from the computation, as their effect is anti-dilutive.

         Fair Value of Financial Instruments

The carrying amount of cash, deposits, accounts payable are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                           (A Development Stage Enterprise)
               Notes To Consolidated Interim Financial Statements
                               September 30, 2003
                                   (Unaudited)

Note 2 - Summary of Significant Accounting Policies: (Continued)

         Recently Issued Accounting Standards

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation-Transition and Disclosure - an amendment of FASB Statement No. 123" (FAS 148). The statement amends SFAS 123 "Accounting for Stock Based Compensation:" (FAS 123) to provide alternative methods of voluntarily transition to the fair value based method of accounting for stock based employee compensation. FAS 148 also amends the disclosure requirement of FAS 123 to require disclosure of the method used to account for stock based employee compensation and the effect of the method on reported results in both annual and interim financial statements. The disclosure provisions will be effective for the Company beginning with the Company's quarter ended March 31, 2003. The
Company has no current intention to change its policy of accounting for stock-based compensation.

In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), " Consolidation of Variable Interest Entities, and Interpretation of ARB No.51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficial of the entity if the equity investors in the entity do not have characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning on or after June 15, 2003.

On April 30, 2003 the FASB issued Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. The amendments set forth in Statement 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. In particular, this Statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in Statement 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. This Statement is effective for contracts entered into or modified after June 30, 2003.

On May 15, 2003 the FASB issued Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". The Statement improves the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. The new Statement requires that those instruments be classified as liabilities in statements of financial position. In addition to its requirements for the classification and measurement of financial instruments in its scope, Statement 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, all of whose shares are mandatorily redeemable. Most of the guidance in Statement 150 is effective for all financial instruments entered into or modified after May 31, 2003.

The company believes that none of the recently issued accounting standards will have a material impact on the financial statements.

                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                           (A Development Stage Enterprise)
               Notes To Consolidated Interim Financial Statements
                               September 30, 2003
                                   (Unaudited)

Note 3 - Deposits

The Company has deposited funds with its corporate attorney. The main purpose is to fund the purchase of a parcel of land comprising 2.25 acres of raw land at the corner of West 16th Avenue and 37th Street in Hialeah, Florida. The company has decided that it will not go forward with its proposed purchase of the aforementioned land. As result the funds deposited with its corporate attorney will be returned to be used as working capital.

Note 4 - Income Taxes

There has been no provision for U.S. federal, state, or foreign income taxes for any period because the Company has incurred losses in all periods and for all jurisdictions.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets are as follows:

         Deferred tax assets
            Net operating loss carryforwards                $1,927,371
            Valuation allowance for deferred tax assets     (1,927,371)
                                                            ----------
         Net deferred tax assets                           $     -
                                                            ==========

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. As of September 30, 2003, the Company had net operating loss carryforwards of approximately $1,927,371 for federal and state income tax purposes. These carryforwards, if not utilized to offset taxable income begin to expire in 2016. Utilization of the net operating loss may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation could result in the expiration of the net operating loss before utilization.

Note 5 - Commitments

         Rental Lease

In July 2003, the Company entered into a two year operating lease agreement for the rental of office space at 3801 N. University Drive, Suite 317, Sunrise, Florida. Minimum rentals, on an annual basis, are as follows:

                     2004     $ 17,462
                     2005       16,009

         Consulting Agreement

In January 2003, the Company entered into a one-year consulting agreement with a management consulting and business advisory with monthly payments due of $4,000.

                  UNIVERSAL HEALTHCARE MANAGEMENT SYSTEMS, INC.
                           (A Development Enterprise)
               Notes To Consolidated Interim Financial Statements
                               September 30, 2003
                                   (Unaudited)



Note 6 - Related Party Transactions


The Company's president was paid $22,000 in management salaries during the period.

Note 7 - Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. The Company operations are in the development stage, the Company has generated no income, and has incurred losses of $1,927,371 from operations since inception.

The future success of the Company is likely dependent on its ability to attain additional capital to develop its proposed products and ultimately, upon its ability to attain future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     There have been no changes in accountants or disagreements with present accountants on financial disclosure.

          PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS
         --------------------------------------------------------

INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The  following  information  is contained in the  Company's  by-laws  under
Article IX concerning indemnification of officers and directors.
     This Corporation may, in its discretion, indemnify any director, officer, employee, or agent in the following circumstances and in the following manner:
     (a) The Corporation may indemnify any person who was or is a part, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees at all trial and appellate levels), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
     (b) The Corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees at all trial and appellate levels), actually and reasonable incurred by him in connection with the defense of settlement of such action or suit, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is rarely and reasonably entitled to indemnity for such expenses which such court shall deem proper.
     (c) To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections (a) or (b) of this Article IX, or in defense of any claim, issue, or matter therein, shall be indemnified against expenses (including attorneys' fees at trial and appellate levels) actually and reasonably incurred by him in connection therewith.
     (d) Any indemnification under Sections (a) or (b) of this Article IX, unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections (a) or (b) or this Article IX. Such determination shall initially be made by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding. If the Board of Directors shall, for any reason, decline to make such a determination, then such determination shall be made by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or proceeding; provided, however, that a determination made by the Board of Directors pursuant to this Section may be appealed to the shareholders by the party seeking indemnification or any party entitled to call a special meeting of the shareholders pursuant to Section 2 of Article I and, in such case, the determination made by the majority vote of a quorum consisting of shareholders who were not parties to such action, suit, or proceeding shall prevail over a contrary determination of the Board of Directors pursuant to this Section.
     (e) Expenses (including attorneys' fees at all trial and appellate levels) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon a preliminary determination following one of the procedures set forth in this Article IX, that a director, officer, employee or agent met the applicable standard of conduct set forth in this Article IX, and upon receipt of an undertaking by or on behalf of the director, officer,employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

     (f) The Corporation may make any other or further indemnification, except an indemnification against gross negligence or willful misconduct, under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the indemnified party's official capacity and as to action in another capacity while holding such office.
     (g) Indemnification as provided in this Article IX may continue as to a person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person upon a proper determination initially made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding. If the Board of Directors shall, for any reason, decline to make such a determination, then such determination may be made by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or proceeding; provided, however, that a determination made by the Board of Directors pursuant to this Section may be appealed to the shareholders by the party seeking indemnification or his representative or by any party entitled to call a special meeting of the shareholders pursuant to Section 2 or Article I and in such case, the determination made by the majority vote of quorum consisting of shareholders who were not parties to such action, suit, or proceeding shall prevail over a contrary determination of the Board of Directors pursuant to this Section (g).
     (h) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX.
     (i)If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the time of delivery to shareholders or written notice of the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within 15 months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amount paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

     (j) This Article IX shall be interpreted to permit indemnification to the fullest extent permitted by law. If any part of this Article shall be found to be invalid or ineffective in any action, suit or proceeding, the validity and effect of the remaining part thereof shall not be affected. The provisions of this Article IX shall be applicable to all actions, claims, suits, or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not Applicable

RECENT SALES OF UNREGISTERED SECURITIES

     The company has sold approximately 1,586,895 shares of unregistered stock at prices ranging from par value to $0.90 per share as of the June 30, 2002 audit which includes 650,000 shares of common stock issued for services rendered at a price of $ .01 per share, and an additional 2,669,935 shares at prices ranging from par value to $5.00 per share between July 1, 2002 and September 30, 2003. As of the June 30, 2002 audit certain directors and former directors purchased 200,000 shares at $0.50 and 37,778 shares at $0.90 per share, and 690,000 shares at par value. The total amount of shares issued as of September 30, 2003 are 4,478,713, and executive officers and directors have purchased 1,775,000 of those shares at par value. During the period from July 1, 2002 to September 30, 2003, there were 1,160,000 shares issued to the board of directors at par value, 1,146,850 shares issued at par value to other individuals for services rendered, and 65,107 shares issued at prices ranging from $4.00 to $5.00 per share. Also, during that same period 472,427 warrants were exercised by non- affiliates at prices ranging from $0.80 to $0.90 per share.

     The above shares were sold in connection with the exemptions offered under Regulation D of the Securities Act. All stock issued for cash or by way of loan conversion were done by Mr. Hankin who is an officer and director(See: Item 5 - Directors. Executive Officers, Promoters and Control Persons). All persons who became shareholders were through friends, family or business associates of Mr. Hankin and were accredited investors in accordance to Regulation D.

     In summary the number of shares that have been sold as of September 30, 2003 are as follows:

         Executives, officers and directors               1,812,778
         Non-affiliated individuals and trusts            2,669,935

UNDERTAKINGS

     The Company undertakes in connection with Rule 415 of the Securities Act of 1933 to file during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any prospectus as required by Section 10(a)(3) of the Securities Act of 1933 and to reflect in a post-effective amendment any material changes that may effect this registration statement subsequently, including the naming of its underwriters in connection with at the market offerings.

     The Company will also include any additional or changed information as described above on the plan of distribution where applicable.


     The Company also undertakes notwithstanding the foregoing, any increase or decrease in volume of securities offered(if the total dollar value of securities would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range to reflect in the prospectus as filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     The Company also undertakes for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     The Company further undertakes to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     The Company will under Rule 461 request acceleration of the effective date of this registration statement and as such makes the following statements:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933(the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities(other than payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion or its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    EXHIBITS

Index to Exhibits:

         The following exhibits are filed with this Registration Statement:

Exhibit No.                         Exhibit Name
3(i).1                     Articles of Incorporation filed December 26, 2001(1)

3(ii).1                    By-laws(1)

3(iii)                     Articles of amendment as filed with the State(1)

3(iv)                      Certification of articles of incorporation(1)

3(v)                       Certificate of good standing(1)

3(vi)1. to 5               Resolutions(1)

3(vi)                      Resolution to change year-end(2)

5.1                        Opinion of legal counsel

10.1                       Warrant to purchase(1)

10.2                       Consulting agreement - Townzen & Associates(1)

10.3                       Agreement to purchase - Heritage Hills(2)

23                         Consent of independent accountants


     (1) Incorporated by reference as filed with the Company's original post-effective amended SB-2 amendment number 8 filed in July 2003.

     (2) Incorporated by reference as filed with the Form 8-K dated December 30, 2003.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Sunrise, in the State of Florida.


        Universal Healthcare Management Systems Inc.


By:    /s/ Kenneth Hankin
     -------------------------------
         Kenneth Hankin, President

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacity and on the date stated:


/S/ Kenneth Hankin
----------------------
President and Director


/s/ Ardie Nickel
----------------------
Secretary and Director


Dated:  February 24, 2004.

                                                          EXHIBIT 5.1

                             Jonathan P. Kross, P.A.
                                 Attorney at Law
                          2461 West Hillsboro Boulevard
                            Deerfield Beach, FL 33442
                                (561) 394 - 5400


Fax: (561) 394 - 7900                            Please Reply To:
Email:   jpk@KrossLaw.com                        Post Office Box  3363
Also Member of the New York Bar                  Boca Raton, FL 33427



                                                           January 29, 2004

Board of Directors
Universal Healthcare Management Systems, Inc. 3801 North
University Drive, Suite 317 Sunrise, FL 33351-6317

Dear Sirs,

     We have acted as counsel to Universal Healthcare Management Systems, Inc. (the "Company"), a Florida corporation, in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission")a Registration Statement on Form SB-2 (the "Registration Statement") filed with the Commission on the date hereof pursuant to which the Company is registering under the Securities Act of 1933, as amended 5,000,000 Shares by the Company, (the "Shares") of its common stock, $0.001 par value per share ("Common Stock").

     The Shares, if and when sold, will be resold to the public by the Company. This opinion is being rendered in connection with the filing of the Registration Statement.

     In connection with this opinion, we hav e examined the Co mpany's Articles of Organization and its Bylaws, as amended, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we deemed relevant; and the Registration Statement and the exhibits there to filed with the Commission.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified or photo static copies and the authenticity of the originals of such copies.

     We express no opinion as to the laws of the state or jurisdiction other than the State of Florida ("Florida Law"), including the reported judicial decisions interpreting Florida Law, and the federal laws of the United States of America. To the extent that any other laws govern the matters to which we are opining herein, we have assumed, with your permission and without independent investigation, that such laws are identical to Florida Law, and we are expressing no opinion herein as to whether such assumption is reasonable or correct. This opinion is limited to present laws and to the facts as they presently exist. We assume no obligation to update our opinion or to advise of any events, circumstances or developments that occur or are otherwise brought to our attention subsequent to the date hereof. We also assume no obligation to revise or supplement this opinion should the present federal laws of the United S tates, or prese nt Florida L aw, change by legislative actio n, judicial de cision, or othe rwise. No opinion is expressed herein with respect to (a) the qualification of the Shares under the securities or blue-sky laws of any state or any foreign jurisdiction and (b) the antifraud provisions of any state or federal securities laws. The opinions set forth below are subject to the further qualification that enforceability may be:

     (1) limited by applicable bankruptcy, insolvency, moratorium, fraudulent or preferential transfer or conveyance, reorganization or other laws of general applicability relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application;

     (2) limited by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether applied by a court or law or equity);

                                                                JPK:cml


Board of Directors
Universal Healthcare Management Systems, Inc. January 29, 2004
Page 2


     (3) subject to the effect of any public considerations or court decisions which may limit the rights of any person or entity to obtain indemnification; and

     (4) subject to the effects of generally applicable rules of law that (a) limit or effect the availability of specific performance or provisions that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness or (b) provide that forum selection clauses are not necessarily binding on the court or courts in the forum selected.

     Based upon and subject to the foregoing assumptions, limitations and qualifications, we are of the opinion that:

     (1) The Shares, when issued and delivered in accordance with the terms and conditions of a Subscription Agreement and against payment therefore as contemplated by the Subscription Agreement, will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

     (2) The Company may be required to offer a right of rescission to those parties subscribing to the Shares.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is deemed to be effective by the Commission.

     We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

Very truly yours,
JONATHAN P. KROSS, P.A. JP Kross

Jonathan P. Kross

                                               EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


     We, Michael Johnson & Co LLC hereby consent to the use of our report dated October 3, 2003 relating to the audited financial statements for the period from inception (December 26, 2001) to June 30, 2003 to the registration statement on SB-2 of Universal Healthcare Management Systems Inc. to be filed with the Securities and Exchange Commission.

Michael Johnson & Co. LLP.
Certified Public Accountants

February 24, 2004